                                                                 EXECUTION COPY




             ___________________________________________________________




                                 SALE AND SERVICING

                                     AGREEMENT


                                       among


                                 CP FUNDING CORP.,
                                     Borrower,

                       AMERICREDIT FINANCIAL SERVICES, INC.,
                                Seller and Servicer

                             THE CHASE MANHATTAN BANK,
                                Backup Servicer, and

                             THE CHASE MANHATTAN BANK,
                                   Funding Agent



                            Dated as of October 8, 1997




             ___________________________________________________________

                                  TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
                                      ARTICLE I

                                     Definitions

     SECTION 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.2    Other Definitional Provisions. . . . . . . . . . . . . . . .   2

                                      ARTICLE II

                                 Sale of Receivables

     SECTION 2.1    Sale of Receivables. . . . . . . . . . . . . . . . . . . . .   2
     SECTION 2.2    The Conveyed Property; Nature of Transaction . . . . . . . .   3
     SECTION 2.3    Further Encumbrance of Conveyed Property; Additional
                    Covenants of the Seller  . . . . . . . . . . . . . . . . . .   3
     SECTION 2.4    Prepayment of Purchase Price of Receivables. . . . . . . . .   5

                                     ARTICLE III

                                 Conditions Precedent

     SECTION 3.1    Conditions Precedent to the Effectiveness of this
                    Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .   5
     SECTION 3.2    Conditions Precedent to each Receivables Sale. . . . . . . .   6

                                      ARTICLE IV

                                   The Receivables

     SECTION 4.1    Representations and Warranties of Seller . . . . . . . . . .   9
     SECTION 4.2    Repurchase Upon Breach . . . . . . . . . . . . . . . . . . .   9
     SECTION 4.3    Custody of Receivables Files . . . . . . . . . . . . . . . .  10

                                      ARTICLE V

                     Administration and Servicing of Receivables

     SECTION 5.1    Appointment; Standard of Care; Duties of the Servicer. . . . . 11

                                                                                  PAGE
                                                                                  ----

     SECTION 5.2    Collection of Receivable Payments; Modifications of
                    Receivables; Lockbox Agreements. . . . . . . . . . . . . . .  12
     SECTION 5.3    Realization Upon Receivables . . . . . . . . . . . . . . . .  14
     SECTION 5.4    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .  16
     SECTION 5.5    Maintenance of Security Interests in Vehicles. . . . . . . .  16
     SECTION 5.6    Covenants, Representations, and Warranties of Servicer . . .  17
     SECTION 5.7    Purchase of Receivables Upon Breach of Covenant. . . . . . .  18
     SECTION 5.8    Total Servicing Fee; Payment of Certain Expenses by
                    Servicer . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     SECTION 5.9    Certain Servicer's Certificates. . . . . . . . . . . . . . .  19
     SECTION 5.10   Annual Statement as to Compliance, Notice of Servicer
                    Termination Event. . . . . . . . . . . . . . . . . . . . . .  19
     SECTION 5.11   Annual Independent Accountants' Report; Quarterly
                    Reviews. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     SECTION 5.12   Access to Certain Documentation and Information
                    Regarding the Receivables. . . . . . . . . . . . . . . . . .  20
     SECTION 5.13   Monthly Tape . . . . . . . . . . . . . . . . . . . . . . . .  21
     SECTION 5.14   Retention and Termination of Servicer. . . . . . . . . . . .  21
     SECTION 5.15   Fidelity Bond and Errors and Omissions Policy. . . . . . . .  21

                                      ARTICLE VI

      Collection and Reserve Accounts; Distributions; Statements to Secured Parties

     SECTION 6.1    Establishment of Collection and Reserve Accounts . . . . . .  22
     SECTION 6.2    Reserve Account. . . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 6.3    Certain Reimbursements to the Servicer . . . . . . . . . . .  25
     SECTION 6.4    Application of Collections . . . . . . . . . . . . . . . . .  26
     SECTION 6.5    Servicer Advances. . . . . . . . . . . . . . . . . . . . . .  26
     SECTION 6.6    Withdrawals from the Reserve Accounts; Special
                    Withdrawals from the Pledged Accounts. . . . . . . . . . . .  26
     SECTION 6.7    Additional Deposits. . . . . . . . . . . . . . . . . . . . .  27
     SECTION 6.8    Distributions. . . . . . . . . . . . . . . . . . . . . . . .  27

                                     ARTICLE VII

                                      The Seller


     SECTION 7.1    Representations and Warranties of Seller . . . . . . . . . . . 30
     SECTION 7.2    Corporate Existence. . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 7.3    Liability of Seller; Indemnities . . . . . . . . . . . . . . . 33
     SECTION 7.4    Merger or Consolidation of, or Assumption of the
                    Obligations of, Seller . . . . . . . . . . . . . . . . . . . . 33
     SECTION 7.5    Limitation on Liability of Seller and Others . . . . . . . . . 34

                                     ARTICLE VIII

                                     The Servicer

     SECTION 8.1    Representations and Warranties of AFS, in its capacity
                    as Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 8.2    Liability of Servicer; Indemnities . . . . . . . . . . . . . . 36
     SECTION 8.3    Merger or Consolidation of, or Assumption of the
                    obligations of the Servicer or Backup Servicer . . . . . . . . 37
     SECTION 8.4    Limitation on Liability of the Servicer and the Backup
                    Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 8.5    Delegation of Duties . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 8.6    Servicer and Backup Servicer Not to Resign . . . . . . . . . . 39

                                      ARTICLE IX

                                       Default

     SECTION 9.1    Servicer Termination Event . . . . . . . . . . . . . . . . . . 39
     SECTION 9.2    Consequences of a Servicer Termination Event . . . . . . . . . 40
     SECTION 9.3    Appointment of Successor . . . . . . . . . . . . . . . . . . . 41
     SECTION 9.4    Notification to Secured Parties. . . . . . . . . . . . . . . . 42
     SECTION 9.5    Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . . 42

                                      ARTICLE X

                        Administrative Duties of the Servicer

     SECTION 10.1   Administrative Duties. . . . . . . . . . . . . . . . . . . . . 42
     SECTION 10.2   Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 10.3   Additional Information to be Furnished to the Borrower . . . . 43

                                      ARTICLE XI

                               Miscellaneous Provisions

     SECTION 11.1   Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 11.2   Protection of Title. . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 11.3   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 11.4   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . 45

     SECTION 11.5   Limitations on Rights of Others. . . . . . . . . . . . . . . . 46
     SECTION 11.6   Severability . . . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 11.7   Separate Counterparts. . . . . . . . . . . . . . . . . . . . . 46
     SECTION 11.8   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 11.9   Assignment to Funding Agent. . . . . . . . . . . . . . . . . . 46
     SECTION 11.10  Chase Roles; Limitation of Liability . . . . . . . . . . . . . 46
     SECTION 11.11  Non-petition Covenants . . . . . . . . . . . . . . . . . . . . 47
     SECTION 11.12  Independence of the Servicer . . . . . . . . . . . . . . . . . 47
     SECTION 11.13  No Joint Venture . . . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 11.14  Consents to Jurisdiction . . . . . . . . . . . . . . . . . . . 48
     SECTION 11.15  Trial by Jury Waived . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 11.16  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 48

ANNEXES

     Annex A - Defined Terms

SCHEDULES

     Schedule A     - Intentionally Omitted
     Schedule B     - Schedule of Representations
     Schedule 2.4   - Form of Prepaid Receivables Notice
     Schedule 3.1   - Conditions to Effectiveness of Agreement
     Schedule 5.11  - Procedures for Data Integrity Reviews

EXHIBITS

     Exhibit A      - Form of Receivables Sale Agreement
     Exhibit B      - Form of Servicer's Determination Date Certificate
     Exhibit B-1    - Form of Servicer's VFN Prepayment Date Certificate
     Exhibit C      - Form of Receivables Sale Notice
     Exhibit D      - Form of Servicer's Receivables Sale Date Certificate
     Exhibit E      - Form of Receivables Purchase Note

     SALE AND SERVICING AGREEMENT dated as of October 8, 1997, among CP Funding Corp., a Nevada corporation (the "Borrower"), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation ("AFS") as seller and as servicer (in such capacities, the "Seller" and the "Servicer", respectively), and The Chase Manhattan Bank, a New York banking corporation ("Chase") as backup servicer and as funding agent (in such capacities, the "Backup Servicer" and the "Funding Agent", respectively).

     WHEREAS, AFS is engaged in the business of acquiring motor vehicle retail installment sale contracts from motor vehicle dealers and of servicing such contracts and the related receivables; and

     WHEREAS, the Borrower desires to enter into an agreement with AFS, pursuant to which the Borrower may, at its option, from time to time purchase from AFS such contracts and the related receivables; and

     WHEREAS, the Borrower desires to retain AFS as servicer of such purchased contracts and receivables; and

     WHEREAS, AFS is willing to sell and to service all such contracts and receivables; and

     WHEREAS, the Borrower desires to obtain financing for its purchase of the contracts and receivables from Park Avenue Receivables Corporation and from a syndicate of bank lenders;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


ARTICLE I

                                     DEFINITIONS

     SECTION 1.1  DEFINITIONS.

     As used herein, "Agreement" shall mean this Sale and Servicing Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof. Unless the context otherwise requires, other capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in Annex A hereto, which Annex A is incorporated by reference herein.

     SECTION 1.2  OTHER DEFINITIONAL PROVISIONS.

     (a) All terms defined in Annex A shall have such defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) The principles of construction set forth in Annex A shall apply to this Agreement.


                                      ARTICLE II

                                 SALE OF RECEIVABLES

     SECTION 2.1 SALE OF RECEIVABLES. Subject to the satisfaction of the conditions precedent set forth in Article III hereof, in consideration of the Borrower's delivery to or upon the order of the Seller of the Receivables Purchase Price therefor, the Seller, as to the Receivables sold on the Initial Receivables Sale Date and on each subsequent Receivables Sale Date, in each case pursuant to a Receivables Sale Agreement, shall sell, transfer, assign, pledge, set over and otherwise convey to the Borrower, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in, to and under:

     (a) the Receivables sold on each such date, as listed in Schedule A to the relevant Receivables Sale Agreement, and all moneys received thereon after the Relevant Cutoff Date;

     (b) all security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables sold and any other interest of the Seller in such Financed Vehicles;

     (c) all proceeds and all rights to receive proceeds with respect to the Receivables sold from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of such Receivables;

     (d) all rights of the Seller against Dealers pursuant to Dealer Agreements and/or Dealer Assignments;

     (e)  all rights under any Service Contracts on the related Financed
          Vehicles;

     (f)  the related Receivables Files; and

     (g)  all proceeds of any and all of the foregoing.

     SECTION 2.2  THE CONVEYED PROPERTY; NATURE OF TRANSACTION.

     (a) Any and all of the property described in the foregoing Section 2.1 is referred to as the "Conveyed Property".

     (b) It is the intention of the Seller that each sale and assignment contemplated by this Agreement shall constitute a sale of the Receivables and other property from the Seller to the Borrower and the beneficial interest in and title to the Receivables and the Other Conveyed Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the sale and assignment contemplated hereby is held not to be a sale, this Agreement and each Receivables Sale Agreement shall constitute a security agreement, and the Seller hereby grants to the Borrower a security interest in all of the Conveyed Property, whether now owned or hereafter acquired and wherever located. At the request of the Borrower or the Funding Agent, the Seller, at its expense, will take all action necessary or advisable to perfect and protect such security interest, free and clear of all Liens (other than the Lien of the Funding Agent).

     SECTION 2.3 FURTHER ENCUMBRANCE OF CONVEYED PROPERTY; ADDITIONAL COVENANTS OF THE SELLER.

     (a) Immediately upon the conveyance to the Borrower by the Seller of any item of the Conveyed Property, all right, title and interest of the Seller in and to such item of Conveyed Property shall terminate, and all such right, title and interest shall vest in the Borrower.

     (b) Immediately upon the vesting of the Conveyed Property in the Borrower, the Borrower shall have the sole right to transfer, sell, pledge or otherwise encumber, such Conveyed Property. As required by the Funding Agreement, the Borrower shall grant a security interest in the Conveyed Property to secure the repayment of the Secured Obligations, pursuant to the Security Agreement.

     (c)  Without limiting the foregoing, the Seller covenants as follows:

          (i) LIENS IN FORCE. The Financed Vehicle securing each Receivable shall not be released by the Seller in whole or in part from the security interest granted under the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein and the Seller shall not take or permit any action inconsistent with the foregoing;

          (ii) NO IMPAIRMENT. The Seller shall do nothing to impair the rights of the Borrower or the Secured Parties in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or any other property or interest comprising the Other Conveyed Property;

          (iii) NO AMENDMENTS. The Seller shall not take or permit any action to extend or otherwise amend the terms of any Receivable, except in accordance with Section 5.2 hereof; and

          (iv) RESTRICTIONS ON LIENS. The Seller shall not: (i) create or incur or agree to create or incur, or consent to cause (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables or of any Other Conveyed Property except for the Lien in favor of the Funding Agent for the benefit of the Secured Parties, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables or to any Other Conveyed Property, except in each case any such instrument solely securing the rights and preserving the Lien of the Funding Agent, for the benefit of the Secured Parties. The Seller will take no action to cause any Receivable to be evidenced by an instrument (as such term is defined in the Relevant UCC).

     (d) The Seller will furnish or cause to be furnished to the Funding Agent (and the Funding Agent promptly after receipt thereof shall forward to each of the Secured Parties):

          (i) within 90 days after the end of each fiscal year of AmeriCredit Corp., the audited consolidated balance sheet and related statements of operations, shareholders' equity and cash flows of AmeriCredit Corp. as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Coopers & Lybrand, LLC or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of AmeriCredit Corp. and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;

          (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of AmeriCredit Corp., the consolidated balance sheet and related statements of operations of AmeriCredit Corp. as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, and statements of cash flows for AmeriCredit Corp. for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the financial officers of AmeriCredit Corp. as presenting fairly in all material respects the financial condition and results of its operations and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consis-tently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (iii) promptly after the same become publicly available, copies of all periodic and other reports (excluding the monthly 8-K filed for the securitization trusts for the securitizations of AmeriCredit Corp. and/or its subsidiaries), proxy statements and other materials filed by AmeriCredit Corp. or any subsidiary with the Securities and Exchange Commission, or any governmental authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by AmeriCredit Corp. to its shareholders generally, as the case may be; and

          (iv) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of AmeriCredit Corp. or any subsidiary, or compliance with the terms of this Agreement, as the Funding Agent may reasonably request.

     SECTION 2.4  PREPAYMENT OF PURCHASE PRICE OF RECEIVABLES.

     From time to time, the Borrower may make a cash payment to the Seller out of funds available therefor, by way of prepayment for future sales of Receivables hereunder, which payment shall be accompanied by a notice substantially in the form of Schedule 2.4 hereto. The Seller's acceptance of any such prepayment shall constitute its agreement to sell Receivables satisfying the criteria set forth in Schedule B hereto and otherwise in accordance with the terms and conditions of this Agreement.

                                     ARTICLE III

                                 CONDITIONS PRECEDENT

     SECTION 3.1 CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement is subject to the following conditions precedent (provided, however, that payment by the Borrower of the amounts referred to in clauses (ii) and (iv) below may be made out of the proceeds of the Initial Funding):

          (i) the Borrower and the Funding Agent shall have received, and found satisfactory in form and substance, each of the Basic Agreements, and each of the other documents, certificates and opinions set forth in
     Schedule 3.1;

          (ii) without limiting the foregoing, the Funding Agent shall have received and found satisfactory in form and substance the Hedge Contract(s) to be effective as of the Effective Date which shall, among other things,
     (A) be in an aggregate notional amount equal to the Facility Limit; (B) be a 6% LIBOR cap with the entire consideration payable by the Borrower thereunder to be paid in full on the Effective Date; (C) provide for a term equal to the initial term of the Facility, with an amortization schedule in the event of a Termination Event or non-renewal of the Facility satisfactory to the Funding Agent and the Rating Agencies; and (D) provide for any payments by the Hedge Counterparty thereunder to be payable on the last Business Day of each calendar month;

          (iii) the Funding Agent shall have entered into an intercreditor agreement, satisfactory to it in form and substance (the "Intercreditor Agreement"), with Wells Fargo in its capacity as agent bank under the Restated Revolving Credit Agreement, dated as of October 3, 1997, to which the Seller is a party; and

          (iv) the amount of $2,450,000 in immediately available funds shall have been received by the Funding Agent from the Borrower for deposit to the Reserve Account.

     SECTION 3.2  CONDITIONS PRECEDENT TO EACH RECEIVABLES SALE.

     (a) The initial sale and each subsequent sale of Receivables shall be subject to the further conditions precedent that:

          (i) the Seller shall have provided the Borrower and the Funding Agent with a Receivables Sale Notice not later than three Business Days prior to such Receivables Sale Date and shall have provided any information reasonably requested by the Borrower and/or the Funding Agent with respect to the Receivables to be sold to the Borrower on such Receivables Sale Date, said Receivables Sale notice to including as an exhibit thereto the form of UCC financing statement to be filed with respect to such Receivables which shall include a schedule listing the Receivables to be sold on such Receivables Sale Date substantially in the form of the Schedule A to the related Receivables Sale Agreement;

          (ii) the Seller shall have caused the Servicer to provide the Borrower and the Funding Agent with a Servicer's Receivables Sale Date Certificate not later than three Business Days prior to such Receivables Sale Date, which Certificate shall set forth the Pool Balance as of the Reference Date, the Principal Balance of the Receivables to be sold, and such additional information as the Borrower and/or the Funding Agent shall specify;

          (iii) the Seller and the Borrower shall have executed and delivered to the Funding Agent a duly executed Receivables Sale Agreement which shall include a Schedule A listing the Receivables to be sold on such Receivables Sale Date;

          (iv) the Seller shall, to the extent required by Section 5.2, have deposited in the Collection Account all collections received after the Relevant Cutoff Date with respect to the Receivables to be sold on such Receivables Sale Date;

          (v) as of each Receivables Sale Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the sale of Receivables on such Receivables Sale Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such sale shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

          (vi)   the Termination Date shall not have occurred;

          (vii) after giving effect to the sale of Receivables proposed to be made on any Receivables Sale Date, no Pool Limitation shall have been exceeded;

          (viii) each of the representations and warranties made by the Seller pursuant to Section 4.1 with respect to the Receivables to be sold on such Receivables Sale Date shall be true and correct as of such Receivables Sale Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Receivables Sale Date;

          (ix) the Seller shall, at its own expense, on or prior to the Receivables Sale Date indicate in its computer files that the Receivables identified in the Receivables Sale Agreement have been sold to the Borrower pursuant to this Agreement;

          (x) the Seller shall have taken any action (including, but not limited to, the filing of appropriate UCC financing statements) required to maintain the ownership interest of the Borrower in the Receivables (PROVIDED, HOWEVER, that after the Initial Receivables Sale Date the Seller shall make such filings as promptly as possible and in no event later than the third Business Day following the respective Receivables Sale Date and shall promptly provide to each of the Borrower and the Funding Agent a copy of a stamped acknowledgment copy thereof);

          (xi) each of the Funding Agent and the Borrower shall have received, duly executed and delivered by Wells Fargo, a lien release substantially in the form specified in Section 1(b) of the Intercreditor Agreement;

          (xii) no selection procedures adverse to the interests of the Borrower and/or the Secured Parties shall have been utilized in selecting the Receivables to be sold on such Receivables Sale Date;

       (xiii) without limiting any of the foregoing, no event shall have occurred and remain continuing, nor would result from such sale of Receivables, that constitutes a Termination Event or a Potential Termination Event;

        (xiv)  on each Receivables Sale Date after the Initial Receivables
     Sale Date, the Borrower shall transfer to the Funding Agent for deposit in the Reserve Account, the amount of the Subsequent Reserve Account Deposit, if any, required to be made in connection with such sale;

         (xv) the Seller shall have received a cash payment in the amount of the entire Receivables Purchase Price of the Receivables sold on such Receivables Sale Date, except to the extent that the Seller, at its option, elects to extend credit to the Borrower under the Receivables Purchase Note or to make a capital contribution to the Borrower;

        (xvi) to the extent that, after giving effect to the sale of Receivables made on such date there would be one or more states of the United States in which Financed Vehicles securing more than 10% of the Pool Balance were titled and as to which states an Opinion of Counsel had not been given on the Effective Date or on a prior Receivables Sale Date as to the perfection, priority and enforceability of the Funding Agent's security interest for each such state, the Seller shall have caused to be delivered to the Borrower and the Funding Agent such an Opinion of Counsel together with the related opinion of counsel, satisfactory in form and substance to the Borrower and the Funding Agent to be given by in-house counsel to the Seller with respect to such jurisdiction; and

       (xvii) the Borrower shall have delivered to the Funding Agent an Officer's Certificate confirming the satisfaction of each condition precedent specified in this Section 3.2.

     (b)  Notwithstanding anything to the contrary contained in the foregoing
Section 3.2(a), in connection with any contemplated CP Funding, upon the request of the Borrower, the Funding Agent, in its discretion, may accept a revised Receivables Sale Notice and a revised Servicer's Receivables Sale Date Certificate, up to 1 p.m. on the Business Day immediately preceding such contemplated CP Funding, subject to the satisfaction of all other conditions set forth above.

                                      ARTICLE IV

                                   THE RECEIVABLES

     SECTION 4.1  REPRESENTATIONS AND WARRANTIES OF SELLER.

     The Seller makes the following representations and warranties as to the Receivables on which the Borrower is deemed to have relied in acquiring the Receivables and upon which the Secured Parties shall be deemed to have relied in making any Advance pursuant to the Funding Agreement, as the case may be. Such representations and warranties speak as of the execution and delivery of this Agreement and as of each Receivables Sale Date with respect to the Receivables sold on such date, but shall survive the sale, transfer and assignment of the Receivables to the Borrower and the pledge thereof to the Funding Agent pursuant to the Security Agreement:

          (a) SCHEDULE OF REPRESENTATIONS. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

     SECTION 4.2  REPURCHASE UPON BREACH.

     The Seller, the Servicer or the Borrower, as the case may be, shall inform the other parties to this Agreement promptly, in writing, (i) upon the discovery of any breach of the Seller's representations and warranties made pursuant to
Section 4.1, and (ii) of any Receivable for which the related Lien Certificate has not been received within 150 days following the Receivables Sale Date with respect thereto (for purposes of this Section 4.2, each of the foregoing referred to as a "breach"). As of the last day of the month in which the Seller, the Servicer or the Borrower, as the case may be, discovers the breach, or in which the Seller receives notice of such breach, unless such breach is cured by such date, the Seller shall have an obligation to repurchase any Receivable that is adversely affected and/or in which the interests of the Borrower or the Secured Parties are adversely affected by any such breach. In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit, or cause the Servicer to remit, to the Collection Account the Repurchase Obligation Amount in the manner specified in Section 6.7 and the Borrower shall execute such assignments and other documents reasonably requested by such Person in order to effect such repurchase. The sole remedy of the Borrower, the Funding Agent, or the Secured Parties with respect to a breach of representations and warranties pursuant to Section 4.1 and the agreement contained in this Section shall be the repurchase of Receivables and Seller indemnity pursuant to this Section, subject to the conditions contained herein. Neither the Funding Agent nor the Borrower shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

     In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, the Seller shall indemnify the Borrower, the Backup Servicer, the Funding Agent, and the Secured Parties against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

     SECTION 4.3  CUSTODY OF RECEIVABLES FILES.

     (a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Borrower pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Funding Agent shall enter into the Custodian Agreement with the Custodian, dated as of the date hereof, pursuant to which the Funding Agent shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Funding Agent as custodian of the following documents or instruments in its possession which shall be delivered to the Custodian as agent of the Funding Agent on or before the Initial Receivables Sale Date and each subsequent Receivables Sale Date (with respect to each Receivable):

          (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable, including without limitation any extension agreements);

          (ii) The original credit application, or a copy thereof, of each Obligor, fully executed by each such Obligor on the Servicer's customary form, or on a form approved by the Servicer, for such application; and

          (iii) The original certificate of title (when received) and otherwise such documents, if any, that the Servicer keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of the Seller as first lienholder or secured party, or, if such original certificate of title has not yet been received, a copy of the application therefor, showing the Seller as secured party.

     The Funding Agent may act as the Custodian, in which case the Funding Agent shall be deemed to have assumed the obligations of the Custodian specified in the Custodian Agreement.

     (b) Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 5.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer; PROVIDED, HOWEVER, that so long as AFS acts in the capacities of Servicer and of Custodian, such notice by the Servicer may be made in such other form and manner as are consistent with the Servicer's customary operating procedures. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer. The

Servicer's receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section 4.2 or 5.7.


                                      ARTICLE V

                     ADMINISTRATION AND SERVICING OF RECEIVABLES

     SECTION 5.1  APPOINTMENT; STANDARD OF CARE; DUTIES OF THE SERVICER.

     (a) The Servicer is hereby authorized to act as agent for the Borrower and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. So long as AFS is the Servicer, the Servicer agrees that its servicing of the Receivables shall be carried out in accordance with the Credit and Servicing Procedures and, with respect to any matters not expressly covered by such Credit and Servicing Procedures, or, in the event the Servicer is not AFS, in accordance with customary and usual procedures of institutions that are primarily engaged in the business of servicing motor vehicle retail installment sales contracts; PROVIDED, that in any event the Servicer shall exercise at least the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others (the foregoing standard of care being referred to as the "Servicing Standard").

     (b) The Servicer's duties shall include, without limitation: collection and posting of all payments; responding to inquiries of Obligors on the Receivables; investigating delinquencies; sending payment coupons to Obligors; reporting any required tax information to Obligors; monitoring the Collateral; complying with the terms of the Lockbox Agreement; accounting for collections and furnishing monthly and annual statements to the Borrower and the Funding Agent with respect to collections and distributions, as well as the Servicer statements required in connection with the each sale of Receivables; monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Borrower to execute and deliver, on behalf of the Borrower, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; PROVIDED, HOWEVER, that notwithstanding the foregoing, the

Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor. The Servicer is hereby authorized to commence, in its own name or in the name of the Borrower, a legal proceeding to enforce a Receivable pursuant to Section 5.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Borrower shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Borrower to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Funding Agent shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     (c) The provisions of this subsection (c) are applicable only so long as AFS is the Servicer. On each Determination Date, together with the Servicer's Determination Date Certificate to be delivered on such date, which Servicer's Determination Date Certificate shall include a statement that no modification has been made to the Credit and Servicing Procedures that could be reasonably expected to have a material adverse effect on the Borrower and/or the Secured Parties, the Servicer shall deliver to the Funding Agent a description of any modification made to the Credit and Servicing Procedures since the last Determination Date. The Servicer further agrees that it shall not make any changes to the Credit and Servicing Procedures that could reasonably be expected to have a material adverse effect on the Borrower and/or the Secured Parties unless it has given the Funding Agent (for transmittal to the Required Banks and the Rating Agencies) at least 20 days' prior written notice of such proposed modification and the Required Banks have not objected in writing prior to the expiration of such 20 day period.

     SECTION 5.2 COLLECTION OF RECEIVABLE PAYMENTS; MODIFICATIONS OF RECEIVABLES; LOCKBOX AGREEMENTS.

     (a) Consistent with the Servicing Standard, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Borrower with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

     (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to a date within the Collection Period in which such due date occurs or (ii) reamortize the Scheduled Payments on the Receivable following a partial prepayment of principal.

     (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 5.2(b)) in accordance with the Credit and Servicing Procedures and the Servicing Standard if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Borrower with respect to such Receivable, and is otherwise in the best interests of the Borrower; PROVIDED, HOWEVER, that:

          (i) The aggregate period of all extensions on a Receivable shall not exceed six months;

          (ii) In no event may a Receivable be extended such that the final payment scheduled to be made thereunder would be more than 66 months beyond the Commitment Expiry Date; and

          (iii) the Servicer shall not amend or modify a Receivable (except as provided in Section 5.2(b) and this Section 5.2(c)) without the consent of the Funding Agent (acting at the direction of the Required Banks).

     (d) The Servicer shall use its best efforts to notify or direct Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor's bank account, to be made directly to one or more Lockbox Banks, acting as agent for the Borrower pursuant to a Lockbox Agreement. The Servicer shall use its best efforts to notify or direct any Lockbox Bank to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or at the request of the Funding Agent, acting at the direction of the Required Banks, an Eligible Deposit Account.

     On each Receivables Sale Date, the Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the Lockbox Bank (except in the case of Obligors that have already been making such payments to the Lockbox Bank), and shall have provided each such Obligor with remittance invoices in order to enable such Obligors to make such payments directly to the Lockbox Bank for deposit into the Lockbox Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lockbox Bank. If and to the extent requested by the Funding Agent, acting at the direction of the Required Banks, the Servicer shall request each Obligor that makes payment on the Receivables by direct debit of such Obligor's bank account, to execute a new authorization for automatic payment which in the judgment of the Funding Agent, acting at the direction of the Required Banks, is sufficient to authorize direct debit by the Lockbox Bank on behalf of the Borrower. If at any time, the Lockbox Bank is unable to directly debit an Obligor's bank account that makes payment on the Receivables by direct debit and if such inability is not cured within 15 days or cannot be cured by execution by the Obligor of a new authorization for automatic payment, the Servicer shall notify such Obligor that it cannot make payment by direct debit and must thereafter make payment by check.

     Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Borrower, the Funding Agent and Secured Parties for servicing and administering the Receivables and the other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof, PROVIDED, however, that the foregoing shall not apply to any Backup Servicer for so long as a Lockbox Bank is performing its obligations pursuant to the terms of a Lockbox Agreement.

     In the event of a termination of the Servicer, the successor Servicer shall assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement subject to the terms hereof. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Funding Agent, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Funding Agent elects to change the identity of the Lockbox Bank, the outgoing Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Funding Agent to the Funding Agent or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the Lockbox established by the successor.

     (e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer (including any such payments forwarded to the Servicer for special handling pursuant to the Lockbox Agreement) into the Collection Account as soon as practicable, but in no event later than the Business Day after receipt thereof.


     SECTION 5.3  REALIZATION UPON RECEIVABLES.

     (a) Consistent with the Servicing Standard, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Payment has become 91 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the Servicing Standard, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Collection Account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds (including, without limitation, any personal property taxes assessed on
such Financed Vehicles).   Such expenses, at the option of the Servicer: (i)
shall be reimbursable as Servicer Advances on the Distribution Date next following the liquidation of the Financed Vehicle (or, if consistent with the Servicing Standard the Servicer shall have made a determination that the Financed Vehicle cannot be repossessed and/or liquidated, on the Distribution Date next following the delivery to the Borrower and the Funding Agent of an Officer's Certificate of the Servicer to such effect); or (ii) shall be retained by the Servicer as deductions from the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which proceeds and other such cash receipts shall not be required to be deposited as required by Section 5.2(e) and the foregoing provisions of this Section 5.3(a) to the extent of such Servicer disbursements. Notwithstanding anything to the contrary in the foregoing, the Servicer shall not pay any such reimbursable expense with respect to a Financed Vehicle to the extent that it does not reasonably expect, after reasonable inquiry, to be reimbursed for such expenses from the collections on the Receivable relating to such Financed Vehicle.

     (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Borrower to the Servicer of the rights under such Dealer Agreement and Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Funding Agent, at the Borrower's expense, or the Seller, at the Borrower's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement or Dealer

Assignment, including bringing suit in its name or the name of the Seller or of the Borrower and/or the Funding Agent for the benefit of the Secured Parties. All amounts recovered shall be remitted directly by the Servicer as provided in Section 5.2(e).

     SECTION 5.4  INSURANCE.

     (a) The Servicer shall require, in accordance with the Servicing Standard, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph "n" of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with the Servicing Standard. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming the Seller and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in such Paragraph "n" (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance. At its sole option, the Servicer may maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles ("Collateral Insurance") which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. Any such policy of Collateral Insurance shall be endorsed with clauses providing for loss payable to the Borrower. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Borrower.

     (b) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Borrower and/or the Secured Parties. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Borrower under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Borrower and/or the Funding Agent, at the Borrower's expense, or the Seller, at the Borrower's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Borrower and/or the Funding Agent for the benefit of the Secured Parties.

     SECTION 5.5  MAINTENANCE OF SECURITY INTERESTS IN VEHICLES.

     (a) Consistent with the Servicing Standard, the Servicer shall take such steps on behalf of the Borrower as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective
Receivables. The Funding Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Borrower as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Borrower is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Borrower, the Servicer hereby agrees that the Seller's designation as the secured party on the certificate of title shall be deemed in its capacity as Servicer as agent of the Secured Parties and further agrees to hold such certificate of title as the agent and custodian of the Secured Parties.

     (b) Upon the occurrence of a Servicer Termination Event, the Funding Agent may instruct the Servicer to take or cause to be taken such action as may be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Borrower by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Required Banks, be necessary or prudent. The Servicer hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor. In addition, the Required Banks may instruct the Funding Agent and the Servicer to take or cause to be taken such action as may be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Borrower, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Required Banks, be necessary or prudent. The Servicer hereby appoints the Funding Agent as its attorney-in-fact to take any and all steps required to be performed by AFS pursuant to this Section 5.5(b) including, but not limited to, execution of certificates of title or any other documents in the name and stead of the Servicer, and the Funding Agent hereby accepts such appointment.

     SECTION 5.6 COVENANTS, REPRESENTATIONS, AND WARRANTIES OF SERVICER. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which on which the Borrower is deemed to have relied in acquiring the Receivables and upon which the Secured Parties shall be deemed to have relied in making any Advance pursuant to the Funding Agreement, as the case may be.

          The Servicer covenants as follows:

          (i) LIENS IN FORCE. The Financed Vehicle securing each Receivable shall not be released by the Servicer in whole or in part from the security interest granted under the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

          (ii) NO IMPAIRMENT. The Servicer shall do nothing to impair the rights of the Borrower or the Secured Parties in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the Other Conveyed Property;

          (iii) NO AMENDMENTS. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 5.2; and

          (iv) RESTRICTIONS ON LIENS. The Servicer shall not: (i) create or incur or agree to create or incur, or consent to cause (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables or of any Other Conveyed Property except for the Lien in favor of the Funding Agent for the benefit of the Secured Parties, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables or to any Other Conveyed Property, except in each case any such instrument solely securing the rights and preserving the Lien of the Funding Agent, for the benefit of the Secured Parties. The Servicer will take no action to cause any Receivable to be evidenced by an instrument (as such term is defined in the Relevant
     UCC).

     SECTION 5.7 PURCHASE OF RECEIVABLES UPON BREACH OF COVENANT. Upon discovery by any of the Seller, the Custodian, the Servicer, the Borrower, the Funding Agent or the Secured Parties of a breach of any of the covenants set forth in Sections 5.5(a) or 5.6, the party discovering such breach shall give prompt written notice to the others; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 5.7. As of the last day of the month following its discovery or receipt of notice of any breach of any covenant set forth in Sections 5.5(a) or 5.6 which adversely affects any Receivable(s) (or the related Financed Vehicle) and/or the interests of the Borrower and/or the Secured Parties therein (including any Defaulted or Delinquent Receivable), the Servicer shall, unless such breach shall have been cured in all material respects, purchase from the Borrower the Receivable affected by such breach and, on the related Determination Date, the Servicer shall pay the related Repurchase Obligation Amount. It is understood and agreed that the obligation of the Servicer to purchase any Receivable (including any Delinquent or Defaulted Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Borrower, the Secured Parties or the Funding Agent; PROVIDED, HOWEVER, that the Servicer shall indemnify the Borrower, the Backup Servicer, the Funding Agent and the Secured Parties against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

     SECTION 5.8 TOTAL SERVICING FEE; PAYMENT OF CERTAIN EXPENSES BY SERVICER. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Base Servicing Fee and any Supplemental Servicing Fee for the related Collection Period pursuant to Section 6.8 (the "Servicing Fee"). The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and expenses incurred in connection with distributions and reports made by the Servicer to the Secured

Parties). The Servicer shall be liable for the fees and expenses of the Custodian, the Backup Servicer, the Lockbox Bank and the Independent Accountants; PROVIDED, HOWEVER that any successor to AFS as Servicer (including the Backup Servicer) shall not be liable for such fees and expenses which shall, in such event, be the responsibility of the Borrower.

     SECTION 5.9  CERTAIN SERVICER'S CERTIFICATES.

     (a) No later than 10:00 a.m. New York City time on each Determination Date, the Servicer shall deliver to the Funding Agent, the Backup Servicer and each Rating Agency a Servicer's Determination Date Certificate executed by a Responsible Officer of the Servicer in substantially the form of Exhibit B hereto and including such credit and other information as the Funding Agent may reasonably request with respect to the Managed Assets, including newly originated Managed Assets.

     (b)  In addition, in connection with any Optional Prepayment pursuant to
Section 2.1(f)(ii) of the Funding Agreement, unless such Optional Prepayment is to be effected on a Distribution Date (in which case the relevant calculations with respect to such Optional Prepayment shall be reflected in the applicable Servicer's Determination Date Certificate), the Servicer shall deliver to the Funding Agent, the Backup Servicer and each Rating Agency a Servicer's VFN Prepayment Date Certificate in substantially the form of Exhibit B-1 hereto. Such Servicer's VFN Prepayment Date Certificate shall be delivered to the Funding Agent by 1:00 p.m., five (5) Business Days prior to the contemplated VFN Prepayment Date.

     SECTION 5.10 ANNUAL STATEMENT AS TO COMPLIANCE, NOTICE OF SERVICER TERMINATION EVENT.

     (a) The Servicer shall deliver to the Funding Agent, the Backup Servicer and each Rating Agency, on or before April 30 of each year, beginning on April 30, 1998, an Officer's Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     (b) The Servicer shall deliver to the Funding Agent, the Backup Servicer and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 9.1.

     SECTION 5.11  ANNUAL INDEPENDENT ACCOUNTANTS' REPORT; QUARTERLY REVIEWS.

     (a) The Servicer shall cause a firm of nationally recognized independent certified public accountants who shall be selected by the Servicer and acceptable to the Funding Agent (the "Independent Accountants"), who may also render other services to the Servicer or to the Seller, to deliver to the Funding Agent, the Backup Servicer and each Rating Agency, on or before October 31 (or 120 days after the end of the Servicer's fiscal year, if other than June 30) of each year, beginning on October 31, 1998, with respect to the twelve months ended the immediately preceding June 30 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountants' Report") addressed to the Board of Directors of the Servicer, to the Funding Agent and the Backup Servicer, to the effect that such firm has audited the books and records of AmeriCredit Corp., in which the Servicer is included as a consolidated subsidiary, and issued its report thereon in connection with the audit report on the consolidated financial statements of AmeriCredit Corp. and that (1) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; and (2) the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. With respect to the fiscal year ended June 30, 1997, the Servicer shall deliver to the Funding Agent, the Backup Servicer and each Rating Agency, on or before October 31, 1997, a copy of each of the foregoing described reports, as well as a copy of the report on the application of agreed upon procedures to three randomly selected servicer certificates of AFS as servicer delivered in connection with the outstanding AmeriCredit securitization transactions for which it acts as servicer, including the delinquency, default and loss statistics required to be specified therein and noting whether any exceptions or errors in the such servicer certificates were found.

     (b) On the first to occur of (i) 60 days after the Closing Date and (ii) 30 days following the date on which a cumulative aggregate of $50,000,000 Principal Balance of Receivables have been purchased by the Borrower, and thereafter on a quarterly basis, the Independent Accountants shall undertake a data integrity review in accordance with Schedule 5.11 hereof, as such Schedule
5.11 may from time to time be amended by agreement of the Borrower and the Funding Agent, with the consent of the Required Banks. The report of the Independent Accountants on the results of each such data integrity review shall be completed and delivered to the Funding Agent, the Borrower and the Servicer within 20 days following the first, fourth, seventh and tenth months of each calendar year.

     SECTION 5.12 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE RECEIVABLES. The Servicer shall provide to representatives of the Borrower, the Funding Agent and the Backup Servicer reasonable access to the Receivable Files and all other documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the

Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

     SECTION 5.13 MONTHLY TAPE. On or before the Determination Date, but in no event later than the seventh calendar day, of each month, the Servicer will deliver to the Backup Servicer a computer tape and a diskette (or any other electronic transmission acceptable to the Funding Agent and the Backup Servicer) in a format acceptable to the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer's Determination Date Certificate relating to the immediately succeeding Determination Date and necessary to determine the application of collections as provided in Section 6.4. The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Backup Servicer) to verify the Servicer's Determination Date Certificate delivered by the Servicer, and the Backup Servicer shall certify to the Funding Agent that it has verified the Servicer's Determination Date Certificate in accordance with this Section 5.13 and shall notify the Servicer and the Funding Agent of any discrepancies, in each case, on or before the second Business Day following the Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Distribution Date, but in the absence of a reconciliation, the Servicer's Determination Date Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Determination Date Certificate by the related Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Determination Date Certificate and, prior to the next succeeding Determination Date, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Determination Date Certificate for such next succeeding Determination Date. In addition, upon the occurrence of a Servicer Termination Event the Servicer shall, if so requested by the Funding Agent deliver to the Backup Servicer its Collection Records and its Monthly Records within 5 Business Days after demand therefor and a computer tape, or other electronic transmission acceptable to the Backup Servicer, containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

     SECTION 5.14 RETENTION AND TERMINATION OF SERVICER. The Servicer hereby covenants and agrees to act as such under this Agreement during the term of the Facility, as such term may be extended pursuant to the Funding Agreement, unless the Servicer is terminated pursuant to Article IX hereof, or is permitted to resign pursuant to Section 8.6 hereof.

     SECTION 5.15 FIDELITY BOND AND ERRORS AND OMISSIONS POLICY. The Servicer has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables.

                                      ARTICLE VI

   COLLECTION AND RESERVE ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO SECURED PARTIES

     SECTION 6.1  ESTABLISHMENT OF COLLECTION AND RESERVE ACCOUNTS.

     (a) The Funding Agent, on behalf of the Secured Parties, shall establish and maintain in its own name accounts that are Eligible Deposit Accounts, the "COLLECTION ACCOUNT" and the "RESERVE ACCOUNT", bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Funding Agent on behalf of the Secured Parties. The Collection Account and the Reserve Account shall initially be established with the Funding Agent, and may be on a sub-ledger of the Funding Agent.

     (b) Funds on deposit in the Collection Account and the Reserve Account (collectively, the "PLEDGED ACCOUNTS") in excess of $25,000 shall be invested by the Funding Agent in Eligible Investments selected by the Funding Agent in its discretion among Eligible Investments specified in standing written instructions of the Borrower, or, in the absence of such instructions, solely in the discretion of the Funding Agent. All such Eligible Investments shall be held by the Funding Agent for the benefit of the Secured Parties, and funds on deposit in any Pledged Account shall be invested in Eligible Investments having maturities that are determined by the Funding Agent to be consistent with PARCO's cashflow requirements, including availability of funds for the payment of maturing Commercial Paper, and that in any event will mature no later than the close of business on the Business Day immediately preceding the following Distribution Date. Funds deposited in a Pledged Account on the day immediately preceding a Distribution Date are not required to be invested overnight. All Eligible Investments made in accordance with this subsection will be held to maturity, except to the extent otherwise required in connection with an acceleration of indebtedness pursuant to the terms of the Funding Agreement.

     (c) All investment earnings of moneys deposited in the Pledged Accounts shall be deposited (or caused to be deposited) by the Funding Agent in the Collection Account, and any loss resulting from such investments shall be charged to such account. The Borrower will not direct the Funding Agent to make any investment of any funds held in any of the Pledged Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Funding Agent to make any such investment, if requested by the Funding Agent, the Borrower shall deliver to the Funding Agent an Opinion of Counsel, acceptable to the Funding Agent, to such effect.

     (d) The Funding Agent shall not in any way be held liable by reason of any insufficiency in any of the Pledged Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Funding Agent's gross negligence or willful misconduct (provided that the foregoing shall not be deemed to relieve the Funding Agent of any liability in its individual capacity as an issuer of any Eligible Investment for failure to make payments thereon in accordance with the terms thereof).

     (e) It is expressly acknowledged and agreed that the Funding Agent is authorized hereby to direct the purchase of investments constituting Eligible Investments (i) from any Affiliate of the Funding Agent, including securities that are underwritten, placed or dealt in by any such Affiliate and/or from management investment companies of which the Funding Agent (in its individual capacity) or any Affiliate is an investment advisor, administrator, shareholder, servicing agent and/or custodian, or (ii) that involve the Funding Agent (in its individual capacity) or an Affiliate of the Administrative Agent as a participant or counterparty. It is further acknowledged and agreed that the Funding Agent (in its individual capacity) and/or such Affiliates may receive advisory fees, referral fees and other compensation in connection with such services that are distinct from the fees, charges and expenses of the Funding Agent under or in connection with any of the Basic Agreements.

     (f)(i) The Funding Agent, on behalf of the Secured Parties, shall possess all right, title and interest in and to all funds on deposit from time to time in the Pledged Accounts and in and to all proceeds thereof and all such funds, investments, proceeds and income shall be part of the Conveyed Property. Except as otherwise provided herein, the Pledged Accounts shall be under the sole dominion and control of the Funding Agent for the benefit of the Secured Parties. If, at any time, any of the Pledged Accounts ceases to be an Eligible Deposit Account, the Funding Agent (or the Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency and the Funding Agent may consent) establish a new Pledged Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Pledged Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Pledged Accounts are not accounts with the Funding Agent, the Servicer shall notify the Funding Agent in writing immediately upon any of such Pledged Accounts ceasing to be an Eligible Deposit Account.

       (ii) With respect to the Conveyed Property, the Funding Agent agrees and Borrower agrees to cause that:

               (A) any Conveyed Property that is held in deposit accounts (within the meaning of the New York UCC) shall be held solely in Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Funding Agent, and the Funding Agent shall have sole signature authority with respect thereto;

               (B) prior to "Uniform Commercial Code-Investment Securities," 1997 N.Y. Laws ch. 566 ("New York Revised Article 8") becoming effective, any Conveyed Property or Collateral invested in Eligible Investments that constitutes "instruments" within the meaning of
          Section 9-105(1)(i) of the New York UCC (other than Certificated Securities), Certificated Securities, or "uncertificated securities" within the meaning of Article 8 of the New York

          UCC shall be delivered to the Funding Agent in accordance with the appropriate paragraph of the definition of "Delivery";

               (C) with respect to all other Conveyed Property or Collateral not listed in subparagraph (B) above, and with respect to all Conveyed Property or Collateral after New York Revised Article 8 becomes effective, any Conveyed Property or Collateral invested in Eligible Investments shall be delivered to the Funding Agent by causing a financial institution then maintaining a Pledged Account (such institution being referred to as a "Pledged Accounts Securities Intermediary") to create a Security Entitlement (or a United States Securities Entitlement, when applicable) in such Pledged Account in favor of the Funding Agent on behalf of the Secured Parties with respect to such Eligible Investment by indicating by book-entry that such Eligible Investment has been credited to such Pledged Account;

               (D) the Funding Agent shall only invest in Eligible Investments which the applicable Pledged Account Securities Intermediary agrees to credit to the applicable Pledged Account;

               (E) any Conveyed Property or Collateral may be delivered: (i) upon the instruction of the Funding Agent, by any additional or alternative procedures as may hereafter become appropriate, in the sole judgment of the Funding Agent, under applicable law or regulations or the interpretation thereof to obtain and maintain a first priority perfected security interest in any such Conveyed Property or Collateral in favor of the Funding Agent on behalf of the Secured Parties, or (ii) upon the request of the Borrower or the Servicer and the consent of the Funding Agent, by any additional or alternative procedures that will, in the written opinion of counsel, create and maintain a first priority perfected security interest in any such Conveyed Property or Collateral in favor of the Funding Agent on behalf of the Secured Parties.

     (g) The Servicer shall have the power, revocable by the Funding Agent, to instruct the Funding Agent to make withdrawals and payments from the Pledged Accounts for the purpose of permitting each of the Servicer and the Funding Agent to carry out its respective duties hereunder.

     (h) Notwithstanding anything else contained herein, the Funding Agent agrees that, with respect to each Pledged Account, it will cause each Securities Intermediary establishing such Pledged Account to enter into an agreement pursuant to which the Funding Agent, for the benefit of the Secured Parties, shall have "control" (within the meaning of Section 8-106 of the New York UCC) of such Pledged Account and all securities, investment property, financial assets, investments and other property credited thereto from time to time; PROVIDED that each such agreement entered into between the Funding Agent and any Securities Intermediary shall, in the opinion of special counsel to the Secured Parties, be effective to perfect by "control" (within the meaning of Section 8-106 of the New York UCC) the security interest of the Funding Agent for the benefit of the Secured Parties in such Pledged Account and property credited thereto.

     SECTION 6.2  RESERVE ACCOUNT.

     (a) The Servicer shall cause the Funding Agent to establish and maintain an Eligible Deposit Account (the "RESERVE ACCOUNT") with the Funding Agent, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties. On or prior to the Effective Date, the Borrower shall transfer to the Funding Agent for deposit into the Reserve Account an amount equal to the Reserve Account Initial Deposit.

     (b) At all times during the term of the Facility, the Borrower shall maintain the Minimum Reserve Account Balance. In the event that the amount on deposit in the Reserve Account shall fall below the Minimum Reserve Account Balance then as promptly as possible and in no event later than five Business Days following such event (or, if sooner, the next contemplated Funding Date pursuant to the Funding Agreement), the Borrower shall pay to the Funding Agent, for deposit in the Reserve Account, the amount of any such shortfall in immediately available funds (it being understood that the payment of any such amount, being referred to as a "Subsequent Reserve Account Deposit", shall be a condition precedent to the occurrence of any Funding on such contemplated Funding Date).

     (c) Prior to the occurrence of a Termination Event or the Commitment Expiry Date (or the occurrence and continuation of a Pool Seasoning Event), on any Distribution Date after application of Available Funds as set forth in clauses (i) through (xii) of Section 6.8(a) hereof, funds on deposit in the Reserve Account in excess of the higher of (i) the Minimum Reserve Account Balance and (ii) 6% of the VFN Balance, shall be available for distribution to the Borrower in accordance with Section 6.8 hereof. Further, in connection with an Optional Prepayment of the VFN as described in Section 2.1(f) of the Funding Agreement, and after payment of (i) all obligations to PARCO required in connection with such prepayment and (ii) all other costs and expenses related to such prepayment (and provided that no Termination Event is then in existence, that no Pool Seasoning Event is or would be in existence after giving effect to such Optional Prepayment and that the Commitment Expiry Date has not occurred), then, funds in the Reserve Account in excess of the Minimum Reserve Account Balance may be released to the Borrower in an amount determined as follows: the product of (i) funds on deposit in the Reserve Account and (ii) a fraction, the numerator of which is the Principal Balance of Receivables released in connection with the prepayment that had been included in the Pool Balance, and the denominator of which is the Pool Balance before giving effect to the prepayment; PROVIDED that an amount at least equal to the Minimum Reserve Account Balance shall be retained after such distribution.

     Notwithstanding anything to the contrary herein, following the occurrence of a Termination Event, any amounts on deposit in the Reserve Account shall be transferred to the Collection Account and applied in accordance with Section 6.8(a).

     SECTION 6.3 CERTAIN REIMBURSEMENTS TO THE SERVICER. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 6.8 upon certification by the Servicer of such amounts and the provision of such information to the Funding Agent as may be necessary in the opinion of the Funding Agent to verify the accuracy of such certification. In the event that the Funding Agent has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section, the Funding Agent shall give notice to such effect.

     SECTION 6.4 APPLICATION OF COLLECTIONS. All collections for the Collection Period shall be applied by the Servicer as follows:

     With respect to each Receivable (other than a Repurchased Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Simple Interest Method.

     All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.8.

     SECTION 6.5  SERVICER ADVANCES.

     In the event that, on any date, there are not sufficient Available Funds to pay the sum of the amounts described in Section 6.8(a), clauses (ii)(B), (iv) and (v), due and payable on such date, the Servicer shall advance an amount equal to such amounts due and payable on such date (each, a "Servicer Advance"), PROVIDED that the Servicer shall not make such an advance to the extent that it does not reasonably expect, after reasonable inquiry, to be reimbursed for such advance from the collections on the Receivables.

     SECTION 6.6 WITHDRAWALS FROM THE RESERVE ACCOUNTS; SPECIAL WITHDRAWALS FROM THE PLEDGED ACCOUNTS.

     (a) In the event that the Servicer's Determination Date Certificate with respect to any Determination Date shall state that the amount of the Available Funds with respect to such Determination Date is less than the sum of the amounts payable on the related Distribution Date pursuant to clauses (i) through
(xii) of Section 6.8(a), then, on the Business Day preceding the related Distribution Date, the Funding Agent shall withdraw the amount of such deficiency (to the extent of the funds available in the Reserve Account) from the Reserve Account and deposit the same in the Collection Account.

     (b) Notwithstanding anything in this Agreement or any other Basic Agreement to the contrary, to the extent that PARCO (or the Administrative Agent on its behalf) notifies the Funding Agent with respect to any date other than a Distribution Date that PARCO has insufficient funds on hand to pay any portion of the Carrying Costs representing Accrued Discount payable on such date, then the Funding Agent may immediately withdraw the necessary amount from the Collection Account, and, to the extent there are not sufficient Available Funds in the Collection Account may immediately withdraw the necessary amount from the Reserve Account (to the extent of the funds available in the Reserve Account) and deposit the same in the Collection Account for distribution to PARCO on such date. The Funding Agent shall give notice to the Borrower and the Servicer by telephone as promptly as practicable and in any event no later than the Business Day following such withdrawal, such notice to be promptly confirmed in writing.

     SECTION 6.7 ADDITIONAL DEPOSITS. The Servicer or the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account, on the Determination Date following the date on which such obligations are due, the aggregate Repurchase Obligation Amount with respect to Repurchased Receivables.

     SECTION 6.8  DISTRIBUTIONS.

     (a) No later than 11:00 a.m. New York time on each Distribution Date, the Funding Agent shall cause to be made the following transfers and distributions from the Collection Account in accordance with the following priorities (such transfers and distributions to be based solely on the information contained in the Servicer's Determination Date Certificate delivered on the related Determination Date, SUBJECT HOWEVER (A) in the case of clause (x) below to the effect of any intervening Funding, in which case the relevant information shall be as updated in the relevant Servicer's Receivables Sale Date Certificate, and
(B) to the occurrence of an intervening Termination Event):

          (i) to the Servicer, to repay any outstanding Servicer Advances;

         (ii) on a PARI PASSU basis (A) to each of the Lockbox Bank, the Custodian and the Independent Accountants, its respective accrued and unpaid fees and expenses (in each case, only to the extent such fees and expenses have not been previously paid when due by the Servicer and provided that, so long as the Servicer is also the Custodian, such fees shall not exceed $200,000 in the aggregate in any calendar year) and (B) any amounts owing to the Lockbox Bank as reimbursement for checks that have been credited to the Lockbox Account and are not collectible in accordance with the procedures specified in the Lockbox Agreement;

        (iii) to the Servicer, the Base Servicing Fee and any Supplemental Servicing Fees for the related Collection Period (as well as any amounts specified in Section 6.3, to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 6.3 and to the extent not retained by the Servicer), but LESS the total of any fees and expenses to be paid to the Lockbox Bank(s), the Custodian, the Independent Accountants or the Backup
               Servicer pursuant to clauses (ii)(A) or (iv);

        (iv) to the Backup Servicer (or any successor Servicer) to pay servicing fees (in the case of the Backup Servicer, only to the extent such fees have not been previously paid when due by the Servicer);

        (v) to the Funding Agent for the benefit of the Secured Parties, the following amounts in the following priority:

               (A) On a PARI PASSU basis, Accrued Discount and Accrued Interest with respect to such Collection Period (after giving effect, in the case of Accrued Discount, to any portion thereof paid since the previous Distribution Date as contemplated by
                    Section 6.6(b) hereof);

               (B) without duplication, all dealer fees due and owing with respect to Commercial Paper issued to fund the Net Investment during such Collection Period;

               (C) any past due Discount and any past due interest due and owing to the APA Banks specified in Section 2.4 of the Funding Agreement (in each case, together with interest at the default rate specified therein) with respect to prior Collection Periods, on a PARI PASSU basis; and

               (D) the Utilization Fee and the Facility Fee accrued from the first day through the last day of such Collection Period, whether or not such amounts are payable during such Collection Period;

        (vi) to the Funding Agent for the benefit of the Secured Parties, the Targeted Monthly Principal Payment;

        (vii) following any replacement of the Servicer, to the Backup Servicer to pay the reasonable costs of transition, including any required re-liening of the Financed Vehicles, to the extent such costs have not been paid by the terminated Servicer;

        (viii) the costs of PARCO and the costs of the APA Banks with respect to the operation of the Yield Protection Provision, on a PARI PASSU basis;

        (ix) after the occurrence of the first to occur of the Commitment Expiry Date or a Termination Event, or the occurrence and continuation of a Pool Seasoning Event, the remainder to reduce the VFN Balance;

        (x) prior to the occurrence of the Commitment Expiry Date, a Termination Event, or the occurrence and continuation of a Pool Seasoning Event, the balance, if any, will first be deposited into the Reserve Account until the Reserve Account is equal to the greater of 6% of the VFN Balance and $2,450,000;

        (xi) to the Funding Agent for the benefit of the Secured Parties, any indemnity amounts owing by the Borrower pursuant hereto (other than those described in clause (vii) above), payable on a PARI PASSU basis to the Secured Parties;

        (xii) without duplication, on a PARI PASSU basis, any other costs and expenses due and owing to PARCO, the Funding Agent and the APA Banks pursuant to this Agreement and the other Basic Agreements that are accrued and unpaid during such Collection Period, together with any unpaid costs and expenses due and owing to PARCO, the Funding Agent and the APA Banks from prior Collection Periods; and

        (xiii) any remaining funds will then be paid to the Borrower; PROVIDED, HOWEVER, that following the occurrence of a Termination Event no such distribution shall be made to the Borrower until after payment of any and all other amounts owed by the Borrower to the Secured Parties under or in connection with any Basic Agreement, including, without limitation, any costs and expenses incurred in connection with such Termination Event.

     (b) In the event that the Collection Account is maintained with an institution other than the Funding Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Section 6.8(a) on the related Distribution Date.

     (c) on each Distribution Date, the Funding Agent shall send to each Secured Party the statement provided to the Funding Agent by the Servicer pursuant to Section 5.9 hereof with respect to such Distribution Date.

     (d) In the event that any withholding tax is imposed on the Borrower's payment (or allocations of income) to a Secured Party, the Borrower shall be obligated to indemnify such Secured Party (or Parties) for such taxes pursuant to Article IV of the Funding Agreement. Without limiting the obligations of the Borrower under the Funding Agreement, or the rights of the Secured Parties in the event of the Borrower's failure to make full and timely payment of any amounts owing pursuant to Article IV thereof, the Funding Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Secured Parties sufficient funds for the payment of any tax that is legally owed by the Borrower. The amount of any withholding tax imposed with respect to a Secured Party shall be treated as cash distributed to such Secured Party at the time it is withheld by the Borrower or the Funding Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Secured Party), the Funding Agent may in its sole discretion withhold such amounts in accordance with this clause (d). In the event that a Secured Party wishes to apply for a refund of any such withholding tax, the Funding Agent shall reasonably cooperate with such Secured Party in making such claim so long as such Secured Party agrees to reimburse the Funding Agent for any out-of-pocket expenses incurred.

     (e) Distributions required to be made to Secured Parties on any Distribution Date shall be made in immediately available funds, to the account of the Funding Agent for distribution to such Secured Party at a bank or other entity having appropriate facilities therefor.

     (f) Subject to Section 6.1 and this section, monies received by the Funding Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Funding Agent shall not be liable for any interest thereon.


                                     ARTICLE VII

                                      THE SELLER

     SECTION 7.1 REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller makes the following representations on which the Borrower is deemed to have relied in acquiring the Receivables and on which the Secured Parties have relied in advancing funds to the Borrower under the Funding Agreement. The representations speak as of the execution and delivery of this Agreement and as of each Receivables Sale Date with respect to the Receivables sold on such date, and shall survive the sale of the Receivables to the Borrower and the pledge thereof to the Funding Agent on behalf of the Secured Parties.

     (a) ORGANIZATION AND GOOD STANDING. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property sold to the Borrower.

     (b) DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller's ability to sell the Receivables and the Other Conveyed Property to the Borrower pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller's obligations hereunder and under the other Basic Agreements.

     (c) POWER AND AUTHORITY. The Seller has the power and authority to execute and deliver this Agreement and the other Basic Agreements to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Borrower by it and has duly authorized such sale and assignment to the Borrower by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Basic Agreements to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

     (d) VALID SALE, BINDING OBLIGATIONS. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the other Basic Agreements to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) ERISA. The Seller is in compliance in all material respects with ERISA and there is no lien of the Pension Benefit Guaranty Corporation on any of the Receivables or Other Conveyed Property.

     (f) NOT AN INVESTMENT COMPANY. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

     (g) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Basic Agreements to which the Seller is a party and the fulfillment of the terms of this Agreement and the other Basic Agreements to which the Seller is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

     (h) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened, against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the other Basic Agreements,
(B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Agreements, (C) seeking any determination or ruling that might materially and adversely affect the Receivables or the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Agreements, (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the transactions contemplated by the Basic Agreements, or (E) involving any Receivable.

     (i) CHIEF EXECUTIVE OFFICE. The chief executive office of the Seller is at 200 Bailey Avenue, Fort Worth, Texas.

     (j) NO CONSENTS. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

     SECTION 7.2 CORPORATE EXISTENCE. (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, any Receivables Sale Agreement, the other Basic Agreements and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

     (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

           (i) the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

          (ii) except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

         (iii) the Seller shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholders) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

          (iv) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates; and

          (v) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's length basis.

     (c) During the term of this Agreement, the Seller shall take no action that would cause the Borrower to violate any of its covenants under the Basic Agreements or that otherwise would be likely to have a material adverse effect on the Borrower and/or the Secured Parties.

     SECTION 7.3 LIABILITY OF SELLER; INDEMNITIES. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

     (a) The Seller shall indemnify, defend and hold harmless the Borrower, the Funding Agent, the Secured Parties, the Backup Servicer and the Servicer (if other than the Seller) from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, each sale of Receivables to the Borrower including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes, including franchise taxes measured by net income) and all costs and expenses in defending against the same.

     (b) The Seller shall indemnify, defend and hold harmless the Borrower, the Funding Agent, the Secured Parties, the Backup Servicer and the Servicer (if other than the Seller) from and against any loss, liability or expense incurred by reason of the Seller's willful malfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

     Indemnification under this Section shall survive the resignation or removal of the Funding Agent and the termination of this Agreement and shall include all reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

     SECTION 7.4 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SELLER. Any Person (a) into which the Seller may be merged or consolidated,
(b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; PROVIDED, HOWEVER, that (i) the Seller shall have received the written consent of the Borrower and the Required Banks prior to entering into any such transaction, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.1 shall have been breached and (if AFS is the Servicer) no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (iii) the Seller shall have delivered to the Funding Agent and the Rating Agencies an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction and (v) the Seller shall have delivered to the Funding Agent an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto relating to the sale of the Receivables from the Seller to the Borrower have been executed and filed that are necessary fully to preserve and protect the interest of the Borrower in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. For the avoidance of doubt, it is understood that the execution of the foregoing agreement of assumption and compliance with clauses (i) through
(v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

     SECTION 7.5 LIMITATION ON LIABILITY OF SELLER AND OTHERS. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.


                                     ARTICLE VIII

                                     THE SERVICER

     SECTION 8.1 REPRESENTATIONS AND WARRANTIES OF AFS, IN ITS CAPACITY AS SERVICER. AFS makes the following representations and warranties on which the Borrower is deemed to have relied in acquiring the Receivables and on which the Secured Parties have relied in advancing funds to the Borrower under the Funding Agreement. The representations speak as of the execution and delivery of this Agreement and as of each Receivables Sale Date with respect to the Receivables sold on such date, and shall survive the sale of the Receivables to the Borrower and the pledge thereof to the Funding Agent on behalf of the Secured Parties.

          (i) ORGANIZATION AND GOOD STANDING. AFS has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

          (ii) DUE QUALIFICATION. AFS is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

         (iii) POWER AND AUTHORITY. AFS has the power and authority to execute and deliver this Agreement and the other Basic Agreements to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the other Basic Agreements to which it is a party have been duly authorized by the Servicer by all necessary corporate action;

          (iv) BINDING OBLIGATION. This Agreement and the other Basic Agreements to which AFS is a party shall constitute legal, valid and binding obligations of AFS enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

           (v) ERISA. AFS is in compliance in all material respects with ERISA and there is no lien of the Pension Benefit Guaranty Corporation on any of the Receivables or Other Conveyed Property;

          (vi) NOT AN INVESTMENT COMPANY. AFS is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act;

         (vii) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Basic Agreements to which AFS is a party, and the fulfillment of the terms of this Agreement and the other Basic Agreements to which AFS is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of AFS, or any indenture, agreement, mortgage, deed of trust or other instrument to which AFS is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to AFS of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over AFS or any of its properties;

          (viii) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of AFS threatened, against AFS, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over AFS or its properties
     (A) asserting the invalidity of this Agreement or any of the other Basic Agreements, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Agreements, (C) seeking any determination or ruling that might materially and adversely affect the performance by AFS of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Agreements or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the transactions contemplated by the Basic Agreements;

          (ix) NO CONSENTS. AFS is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

     SECTION 8.2  LIABILITY OF SERVICER; INDEMNITIES.

     (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

     (b) The Servicer shall defend, indemnify and hold harmless the Borrower, the Funding Agent, the Secured Parties, the Backup Servicer, their respective officers, directors, agents and employees, from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

     (c) The Servicer shall indemnify, defend and hold harmless the Borrower, the Funding Agent, the Secured Parties, the Backup Servicer, their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Borrower, the Funding Agent, the Backup Servicer or the Secured Parties by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

     (d) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. The indemnification obligations of the Servicer set forth in this Section 8.2 shall survive the termination of this Agreement and, with respect to any Servicer, shall survive the termination of such Servicer with respect to any act or omission that occurs prior to such Servicer's termination.

     SECTION 8.3 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF THE SERVICER OR BACKUP SERVICER.

     (a) For so long as AFS is the Seller and the Servicer, in the event of any conflict between this Section 8.3 and Section 7.4, this Section 8.3 shall control. Any Person (A) into which the Servicer may be merged or consolidated,
(B) which may result from any merger or consolidation to which the Servicer shall be a party or (C) which may succeed to the properties and assets of the Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; PROVIDED, HOWEVER, that the Servicer shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business except as expressly provided in this Section 8.3.

     (b) The Servicer shall be permitted to merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit another Person to become the successor to the Servicer's business; provided (i) that such Person is a direct or indirect wholly-owned subsidiary of AmeriCredit Corp.; and (ii) that, after giving effect to such merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement in the reasonable judgment of the Funding Agent.

     (c) Except as described in clause (b) above, the Servicer shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless: (i) the Servicer shall have received the written consent of the Funding Agent and the Borrower prior to entering into any such transaction, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 5.6 shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (iii) the Servicer shall have delivered to the Funding Agent and the Rating Agencies an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction and (v) the Servicer shall have delivered to the Funding Agent an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto that are otherwise required hereunder to be filed by the Servicer have been executed and filed that are necessary fully to preserve and protect the interest of the Borrower and the Funding Agent, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i),
(ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clauses (a) or (c) above.

     (d) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

     SECTION 8.4 LIMITATION ON LIABILITY OF THE SERVICER AND THE BACKUP SERVICER. (a) Neither the Servicer, the Backup Servicer nor any of the directors or officers or employees or agents of the Servicer or Backup Servicer shall be under any liability to the Borrower or the Secured Parties, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect the Servicer, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence in the performance of duties; PROVIDED FURTHER that this provision shall not affect any liability to indemnify the Funding Agent, the Secured Parties and the Borrower for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Funding Agent, the Secured Parties and the Borrower. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

     (b) Notwithstanding anything herein to the contrary, the Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Funding Agent, the Borrower, the Seller, and the Secured Parties shall look only to the Servicer to perform such obligations.

     SECTION 8.5 DELEGATION OF DUTIES. The Servicer may delegate duties under this Agreement to an Affiliate of the Servicer with the prior written consent of the Borrower, the Funding

Agent (acting at the direction of the Required Banks) and the Backup Servicer. The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles' insurance and (iii) pursuing the collection of deficiency balances on certain Delinquent and Defaulted Receivables, in each case, without the consent of the Funding Agent or the Borrower and may perform other specific duties through such sub-contractors in accordance with Servicer's customary servicing policies and procedures, with the prior consent of the Funding Agent and the Borrower; PROVIDED, HOWEVER, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. Neither AFS or any party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Funding Agent (acting at the direction of the Required Banks), the Borrower, and the Backup Servicer.

     SECTION 8.6 SERVICER AND BACKUP SERVICER NOT TO RESIGN. Subject to the provisions of Section 8.3, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Required Banks and the Borrower do not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Funding Agent and the Borrower. No resignation of the Servicer shall become effective until the Backup Servicer or an entity acceptable to the Funding Agent (at the direction of the Required Banks) and the Borrower shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until an entity acceptable to the Funding Agent (at the direction of the Required Banks) and the Borrower shall have assumed the responsibilities and obligations of the Backup Servicer; PROVIDED, HOWEVER, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 8.6, the Backup Servicer may petition a court for its removal.


                                      ARTICLE IX

                                       DEFAULT

     SECTION 9.1 SERVICER TERMINATION EVENT. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

     (a) Any failure by the Servicer to deliver to the Funding Agent for distribution to the Secured Parties any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Repurchase Obligation Amounts) after written notice is received by the Servicer from the Funding Agent or after discovery of such failure by a Responsible Officer of the Servicer;

     (b) Failure by the Servicer (i) to deliver to the Funding Agent the Servicer's Determination Date Certificate by the fourth Business Day prior to the Distribution Date, which failure continues unremedied as of the close of business on the first to occur of the next Business Day after written notice is received by the Servicer from the Funding Agent or the second Business Day prior to the Distribution Date, or (ii) to observe its covenants and agreements set forth in Section 8.3(a), (b) or (c);

     (c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or any other Basic Agreement, which failure continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure shall have been given to the Servicer by the Funding Agent (acting at the direction of the Required Banks) or the Borrower;

     (d) Any representation, warranty or statement of the Servicer made in this Agreement or any other Basic Agreement or in any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Funding Agent or the Borrower, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

     (e)  The occurrence of an Insolvency Event with respect to the Servicer; or

     (f) Without duplication of any of the foregoing, a Termination Event shall have occurred and be continuing.

     SECTION 9.2 CONSEQUENCES OF A SERVICER TERMINATION EVENT. If a Servicer Termination Event shall occur and be continuing, the Funding Agent or the Required Banks or the Borrower (so long as no other Termination Event shall have then occurred and remain continuing), by notice given in writing to the Servicer (and to the Funding Agent if given by the Required Banks), may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Funding Agent at the direction of the Required Banks, or by the Borrower with the consent of the Required Banks); PROVIDED, HOWEVER, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the sale and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Borrower as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer or a successor Servicer to service the Receivables and the Other Conveyed Property. If requested by the Funding
Agent or by the Borrower with the consent of the Funding Agent, the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer
(in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Funding Agent or by the Borrower with the consent of the Funding Agent, at the successor Servicer's expense. The terminated Servicer shall grant the Funding Agent, the Borrower, the successor Servicer and the Required Banks reasonable access to the terminated Servicer's premises and to its equipment, systems and personnel, at the terminated Servicer's expense.

     SECTION 9.3 APPOINTMENT OF SUCCESSOR. (a) On and after the time the Servicer receives a notice of termination pursuant to Section 9.2, or upon the resignation of the Servicer pursuant to Section 8.6, the Backup Servicer (unless the Funding Agent, at the direction of the Required Banks or the Borrower with the consent of the Required Banks, shall have exercised its option pursuant to Section 9.3 (b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Funding Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effect any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 9.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

     (b) The Funding Agent, at the direction of the Required Banks, may exercise at any time its right to appoint as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and shall have no liability to AFS, the Seller, the Person then serving as Backup Servicer, any Secured Party or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, the Backup Servicer, the Funding Agent, acting at the direction of the Required Banks, or the Borrower with the consent of the Required Banks may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 8.6, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.6. If upon the termination of the Servicer pursuant to Section
9.2 or the resignation of the Servicer pursuant to Section 8.6, the Funding Agent, acting at the direction of the Required Banks, or the Borrower with the consent of the Required Banks appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

     (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise, including, without limitation, any Supplemental Servicing Fee) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed as a result of the Backup Servicer's refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Funding Agent, the Borrower, and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer by the Backup Servicer, which additional compensation shall be paid by such breaching Backup Servicer in its individual capacity and solely out of its own funds. If any successor Servicer is appointed for any reason other than the Backup Servicer's refusal to act as Servicer although legally able to do so, the Funding Agent, the Borrower (so long as no Termination Event other than a Servicer Termination Event shall have then occurred and remain continuing), and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, subject to satisfaction of the Rating Agency Condition, which additional compensation shall be payable as provided in the Section 6.8 hereof. In addition, any successor Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Servicer.

     SECTION 9.4 NOTIFICATION TO SECURED PARTIES. Upon any termination of, or appointment of a successor to, the Servicer, the Funding Agent shall give prompt written notice thereof to each Secured Party, to the Borrower, and to the Rating Agencies.

     SECTION 9.5 WAIVER OF PAST DEFAULTS. The Required Banks, or the Borrower with the consent of the Required Banks may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement; PROVIDED, HOWEVER, that no such waiver shall extend to any subsequent or other default or impair any right consequent thereto.


                                      ARTICLE X

                        ADMINISTRATIVE DUTIES OF THE SERVICER

     SECTION 10.1  ADMINISTRATIVE DUTIES.

     (a)  DUTIES WITH RESPECT TO THE BORROWER.

     (i) Notwithstanding anything in this Agreement or any of the Basic Agreements to the contrary, the Servicer shall be responsible for promptly notifying, in writing, the Borrower and the Funding Agent in the event that any withholding tax is imposed on the Borrower's payments (or allocations of income) to any Secured Party. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Funding Agent pursuant to such provision.

     (ii) The Servicer shall perform the duties of the Servicer specified herein and any other duties expressly required to be performed by the Servicer under any other Basic Agreement.

     (iii) Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Agreements, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) take any action that the Borrower directs the Servicer not to take on its behalf or (2) in connection with its duties hereunder assume any indemnification obligation of any other Person.

     SECTION 10.2 RECORDS. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Borrower at any time during normal business hours.

     SECTION 10.3 ADDITIONAL INFORMATION TO BE FURNISHED TO THE BORROWER The Servicer shall furnish to the Borrower from time to time such additional information regarding the Collateral as the Borrower shall reasonably request.


                                      ARTICLE XI

                               MISCELLANEOUS PROVISIONS

     SECTION 11.1 AMENDMENT. This Agreement may be amended from time to time by the parties hereto, with the consent of the Funding Agent (such consent not to be unreasonably withheld), but without the consent of any of the Secured Parties, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Uniform Commercial Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the other Basic Agreements or the transactions contemplated hereby or thereby; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Funding Agent, adversely affect in any material respect the interests of any Secured Party.

     This Agreement may also be amended from time to time by the parties hereto, with the consent of the Funding Agent (as directed by the Required Banks) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Secured Parties; PROVIDED, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Secured Parties, (b) reduce the aforesaid percentage of the outstanding principal amount of the VFN, the Holders of which are required to consent to any such amendment, (c) amend this Section, or (d) increase the funding amount of the VFN, without the consent of all the Secured Parties.

     Promptly after the execution of any such amendment or consent, the Funding Agent shall furnish written notification of the substance of such amendment or consent to each Secured Party and the Rating Agencies.

     It shall not be necessary for the consent of Secured Parties pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Secured Parties provided for in this Agreement) and of evidencing the authorization of any action by Secured Parties shall be subject to such reasonable requirements as the Funding Agent may prescribe.

     Prior to the execution of any amendment to this Agreement, the Funding Agent shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in the first paragraph of this
Section 11.1 has been delivered. The Funding Agent, the Borrower, and the Backup Servicer may, but shall not be obligated to, enter into any such amendment which affects the Borrower's, the Funding Agent's or the Backup Servicer's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

     SECTION 11.2 PROTECTION OF TITLE. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Borrower in the Conveyed Property and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Borrower and the Funding Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Without limiting any other provision of this Agreement, neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402 (7) of the Relevant UCC, unless it shall have given the Funding Agent and the Borrower at least 15 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Funding Agent, stating either (A) all financing statements and continuation statements have been executed and filed that are otherwise required hereunder to be filed by the Seller or the Servicer, as applicable, that are necessary fully to preserve and protect the interest of the Borrower in the Receivables, and reciting the details of such filings or referring to prior opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

     (c) Each of the Seller and the Servicer shall have an obligation to give the Funding Agent and the Borrower at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the Relevant UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Borrower, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly that the Borrower owns such Receivable and that such Receivable has been pledged by the Borrower to the Funding Agent for the benefit of the Secured Parties. Indication of the Borrower's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

     (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Seller or the Servicer, as applicable, shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Borrower and has been pledged by the Borrower to the Funding Agent for the benefit of the Secured Parties.

     (g) Upon request, the Servicer shall furnish to the Funding Agent, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Conveyed Property, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Determination Date Certificates furnished before such request.

     SECTION 11.3 NOTICES. All demands, notices and communications upon or to the Seller, the Servicer, the Borrower, the Funding Agent, the Secured Parties or the Rating Agencies under this Agreement shall be in writing, personally delivered, or mailed by overnight courier, express mail or certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt by such Person at its address specified in Annex A hereto.

     SECTION 11.4 ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.4 and 8.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Funding Agent, the Borrower, and the Backup Servicer.

     SECTION 11.5 LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly stated otherwise herein, any right of the Funding Agent to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Funding Agent in its sole and absolute discretion. The Funding Agent may disclaim any of its rights and powers under this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 11.6 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.7 SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.8 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.9 ASSIGNMENT TO FUNDING AGENT. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Borrower to the Funding Agent for the benefit of the Secured Parties of all right, title and interest of the Borrower in, to and under the Receivables and Other Conveyed Property, and/or the assignment of any or all of the Borrower's rights and obligations hereunder to the Funding Agent. All rights of the Borrower hereunder may be exercised by the Funding Agent for the benefit of the Secured Parties or their assignees to the extent of their respective rights pursuant to such assignments. Any assignee

(including, but not limited to, any Secured Party) is hereby intended by the parties hereto to be a third-party beneficiary of this Agreement.

     SECTION 11.10 CHASE ROLES; LIMITATION OF LIABILITY. The parties expressly acknowledge and consent to The Chase Manhattan Bank acting in the capacities of Funding Agent, Backup Servicer, Administrative Agent and APA Bank. The Chase Manhattan Bank may, in any such or other capacities, discharge its separate functions fully, without hinderance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by The Chase Manhattan Bank of express duties set forth in this Agreement or in any other Basic Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Secured Parties except in the case of gross negligence and willful misconduct by The Chase Manhattan Bank. Without limiting any other provision hereof, the parties further expressly acknowledge and agree that in no event shall The Chase Manhattan Bank be liable under or in connection with this Agreement or any other Basic Agreement for indirect, special or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed.

     SECTION 11.11 NON-PETITION COVENANTS. (a) Notwithstanding any prior termination of this Agreement, the Servicer, the Seller, the Funding Agent, and each Secured Party shall not, prior to the date which is one year and one day after the later of (i) termination of this Agreement with respect to the Borrower and (ii) the payment in full of all obligation due and owing by the Borrower to the Funding Agent and the Secured Parties under the Basic Agreements, acquiesce, petition or otherwise invoke or cause the Borrower to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Borrower under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Borrower.

     (b) Notwithstanding any prior termination of this Agreement, the Servicer, the Funding Agent, and each Secured Party shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

     (c) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by The Chase Manhattan Bank, not in its individual capacity but solely in its capacities as Funding Agent and as Backup Servicer and in no event shall The Chase Manhattan Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Borrower hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Borrower.

     SECTION 11.12 INDEPENDENCE OF THE SERVICER. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Borrower, the Funding Agent or the Backup Servicer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Borrower in any way and shall not otherwise be deemed an agent of the Borrower.

     SECTION 11.13 NO JOINT VENTURE. Nothing contained in this Agreement (i) shall constitute the Servicer or the Borrower as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them and express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     SECTION 11.14 CONSENTS TO JURISDICTION. Each of the parties hereto irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, any court in the State of New York located in the city and county of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this Security Agreement, the other Basic Agreements or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Security Agreement or any of the other Basic Agreements or the subject matter hereof or thereof may not be litigated in or by such courts. The Borrower hereby irrevocably appoints and designates The Prentice-Hall Corporation System, 500 Central Avenue, Albany, New York 12206-2290 as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. The Borrower agrees that service of such process upon such Person shall constitute personal service of such process upon it. Nothing contained in this Security Agreement shall limit or affect the rights of any party hereto to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Basic Agreements against the Seller, the Servicer, the Borrower or their respective property in the courts of any jurisdiction.

     SECTION 11.15 TRIAL BY JURY WAIVED. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY

AGREEMENT, ANY OF THE OTHER BASIC AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER BASIC AGREEMENTS TO WHICH IT IS A PARTY, BY AMONG OTHER THINGS, THIS WAIVER.

     SECTION 11.16 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                       CP FUNDING CORP., Borrower



                                       by______________________________
                                       Name:  Preston A. Miller
                                       Title: Senior Vice President
                                              and Treasurer



                                       AMERICREDIT FINANCIAL SERVICES, INC.,
                                       Seller


                                       by______________________________
                                       Name:  Preston A. Miller
                                       Title: Senior Vice President
                                              and Treasurer



                                       AMERICREDIT FINANCIAL SERVICES, INC.,
                                       Servicer


                                       by______________________________
                                       Name:  Preston A. Miller
                                       Title: Senior Vice President
                                              and Treasurer


                                       THE CHASE MANHATTAN BANK,
                                       not in its individual capacity but solely as Backup Servicer by______________________________
                                       Name:

                                       Title:


                                       THE CHASE MANHATTAN BANK, as Funding
                                       Agent on behalf of the Secured Parties,


                                       by______________________________
                                       Name:
                                       Title

                                      SCHEDULE A


                               SCHEDULE OF RECEIVABLES


                         THIS SCHEDULE INTENTIONALLY OMITTED

                                      SCHEDULE B

                     REPRESENTATIONS AND WARRANTIES OF THE SELLER



(a) GENERAL CHARACTERISTICS.

     Each Receivable:

     (i) has been originated in the United States by a dealer for the retail sale of a Financed Vehicle in the ordinary course of such dealer's business, which dealer has all necessary licenses and permits to originate Receivables in the state where such dealer is located, has been fully and properly executed by the parties thereto, and has been purchased from the dealer by the Seller under an existing Dealer Agreement or validly assigned by a dealer to the Seller;

     (ii) has created or shall create a valid, subsisting and enforceable first priority perfected security interest in favor of the Seller in the related Financed Vehicle (which security interest has been assigned to the Borrower and shall be validly assignable by the Borrower to the Funding Agent on behalf of the Secured Parties), except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally;

     (iii) contains customary and enforceable provisions (except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally) such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

     (iv) provides for level monthly payments (PROVIDED that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the amount financed over the original contractual term and yield interest at the annual percentage rate;

     (v) provides for, in the event that such contract is prepaid, a prepayment that fully pays the principal balance and includes accrued but unpaid interest through the date of prepayment in an amount at least equal to the annual percentage rate; and

     (vi) has not been amended, or rewritten or collections with respect thereto deferred or waived.

     (b) COMPLIANCE WITH LAW. Each Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made, and at the date such Receivable is sold by the Seller to the Borrower, complies, in all material respects, with all requirements of applicable

     Federal, state and local laws and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the
     Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Federal Trade Commission Credit Practices Rule, state unfair and deceptive trade practice laws, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other applicable consumer credit, equal credit opportunity and disclosure laws.

     (c) NO FRAUD. Each Receivable was originated by a dealer and was sold by the dealer to the Seller without any fraud or misrepresentation by the dealer.

     (d) BINDING OBLIGATION. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally) and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

     (e) NO GOVERNMENT OBLIGOR. No Receivable is due from the United States of America or any state or local government or from any agency, department or instrumentality of the United States of America, any state or local government.

     (f) NO OBLIGOR BANKRUPTCY. At the Relevant Cutoff Date no Obligor had been identified on the records of the Seller as being the subject of a current bankruptcy proceeding.

     (g) SCHEDULE OF RECEIVABLES. The information set forth in the Schedule of Receivables has been produced from the Seller's electronic ledger and was true and correct in all material respects on the Relevant Cutoff Date, and is a complete and accurate description, on the relevant Receivables Sale Date, of the Receivables sold to the Borrower on such date; and on or prior to the relevant Receivables Sale Date, the Seller has appropriately marked its computer records to indicate the sale to the Borrower of the Receivables sold on such date.

     (h) CERTAIN CHARACTERISTICS OF RECEIVABLES.

     Each Receivable:

     (i) has a remaining maturity, as of the Relevant Cutoff Date, of not more than 60 months;

     (ii)  each Receivable has an original maturity of not more than 60 months;

     (iii) each Receivable has a remaining Principal Balance as of the Relevant Cutoff Date of not more than $30,000;

     (iv) no Receivable is more than 30 days past due as of the Relevant Cutoff Date; and

     (v) no funds have been advanced by the Seller, any dealer, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under clause (iv) above.

     (i) RECEIVABLES IN FORCE. No Receivable has been satisfied, subordinated or rescinded, nor shall any Financed Vehicle have been released from the security interests granted by the related Contract in whole or in part.

     (j) NO WAIVER.  No provision of any Receivable has been waived.

     (k) NO DEFENSES. Except for the security interests in favor of the Seller and the Borrower, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and to the best knowledge of the Seller no right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable.

     (l) NO LIENS. No liens or claims have been filed for work, labor or materials relating to a Financed Vehicle that are liens prior to or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

     (m) NO DEFAULT. No default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred, and the Seller has not waived any of the foregoing.

     (n) INSURANCE. The Obligor under each Receivable has obtained physical damage and theft insurance covering the Financed Vehicle, and is required under the terms of the Receivable to maintain such insurance.

     (o) TITLE. (i) Immediately prior to the sale of the subject Receivables, the Seller had, and has conveyed to the Borrower, good and marketable title to each Receivable free and clear of all liens, encumbrances, security interests and rights of others, and (ii) the sale and assignment of the Receivables to the Borrower has been perfected under the Relevant UCC.

     (p) RECEIVABLE FILES COMPLETE. There exists a Receivable File pertaining to each Receivable and such Receivable File contains (1) a fully executed original of the Receivable, (2) the original executed credit application, or a copy thereof and (3) the original Lien Certificate or application therefor. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete Receivable File for each Receivable currently is in the possession of the Custodian.

     (q) LAWFUL ASSIGNMENT.   No Receivable has been originated in, or is
     subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable shall be unlawful, void or voidable.

     (r) ALL FILINGS MADE. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Borrower a first priority perfected security interest in the Receivables have been made.

     (s) ONE ORIGINAL. There is in existence one, and only one, original executed copy of each Receivable.

     (t) LOCKBOX. The Obligor of each Receivable is required to make payments to a lockbox that is subject to a Lockbox Agreement.

     (u) UCC CHARACTERIZATION. The contract evidencing such Receivable constitutes "chattel paper" under the Relevant UCC.

     (v) No selection procedures adverse to the Secured Parties or the Borrower were used in selecting the Receivables from the receivables owned by the Seller and/or otherwise constituting Managed Assets, that met the selection criteria contained in the Sale and Servicing Agreement and set forth above in this Schedule B.

                                                                 SCHEDULE 2.4 TO
                                                    SALE AND SERVICING AGREEMENT



                         FORM OF PREPAID RECEIVABLES NOTICE


     Reference is made to the Sale and Servicing Agreement, dated as of October 8, 1997 (the "Sale and Servicing Agreement"), among CP FUNDING CORP., a Nevada corporation ("CP Funding"), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation, as Seller and as Servicer (the "Seller"), and The Chase Manhattan Bank, a New York banking corporation, as Backup Servicer and as Funding Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Sale and Servicing Agreement.

     CP Funding has, on the date hereof, made a payment to the Seller in the amount of $[___________________] (the "Prepaid Amount") representing prepayment for Receivables that, in the aggregate, will have a fair market value (determined to be the price that would be obtained in an arm's-length transaction between a seller under no compulsion to sell and a buyer under no compulsion to buy, and taking into account such relevant factors as the prepayment of such purchase price and the anticipated sale date(s) of such Receivables) equal to the Prepaid Amount and meeting all of the necessary conditions for a sale and purchase pursuant to the Sale and Servicing Agreement. CP Funding understands that the Seller's acceptance of such amount constitutes its agreement: (i) to sell Receivables meeting such requirements on one or more Receivables Sale Dates occurring within [____] days following the date hereof; (ii) that the aggregate Principal Balance of the Receivables to be sold pursuant to this Prepaid Receivables Notice shall be not less than $[____________________]; and (iii) that the application of amounts paid hereunder toward the Receivables Purchase Price on such Receivables Sale Date(s) shall be reflected in the Seller's Receivables Sale Notice for each such date.


                               CP FUNDING CORP.


                         By:
                            ------------------------------
                         Name:
                               ---------------------------
                         Title:
                               ---------------------------

                                                                 SCHEDULE 3.1 TO
                                                    SALE AND SERVICING AGREEMENT

                                 CONDITIONS PRECEDENT


     In addition to the receipt of documents and satisfaction of other conditions set forth in Section 3.1 of the Sale and Servicing Agreement, the following shall have been delivered, and shall be satisfactory in form and substance, to the Funding Agent and the Borrower:

1.   Certified copy of the Credit and Servicing Procedures.

2.   A Borrower Officer's Certificate, including as attachments thereto:

     a. Resolutions of the Board of Directors of the Borrower duly authorizing the execution, delivery and performance by the Borrower of each of the Basic Agreements to which it is a party and any other documents executed by or on behalf of the Borrower in connection with the transactions contemplated thereby;

     b.   Certified Certificate of Incorporation of the Borrower; and

     c.   By-laws of the Borrower.

3. An Incumbency Certificate of the Borrower setting forth the names, titles and signatures of the officers of the Borrower who are authorized to execute documents, give instructions and otherwise to take actions in connection with the contemplated transactions.

4.   A Borrower Good Standing Certificate.

5. A Borrower Officer's Certificate re: liens, location of records of Receivables and certain corporate matters.

6.   A Borrower's Certificate regarding establishment of Reserve Account.

7.   Servicer Certificate regarding establishment of Collection Account.

8.   AFS Officer's Certificate, including as attachments thereto:

     a. Resolutions of the Board of Directors duly authorizing the execution, delivery and performance by the Seller and the Servicer of each of the Basic Agreements to which each is a party and any other documents executed by or on behalf of the Seller and the Servicer in connection with the transactions contemplated thereby;

     b.   Certified Certificate of Incorporation; and

     c.   By-laws.

9. An Incumbency Certificate of AFS setting forth the names, titles and signatures of the officers of AFS who are authorized to execute documents, give instructions and otherwise take actions on behalf of AFS in connection with the contemplated transactions, in its roles as Seller and as Servicer.

10.  A Good Standing Certificate of AFS.

11. Seller Officer's Certificate re: liens, location of records of Receivables and certain corporate matters.

12.  Certificate of the Lockbox Bank as to due execution of the Lockbox
     Agreement.

13. An Opinion of special counsel to Chase Securities Inc. as to true sale and nonconsolidation matters.

14. An Opinion of special counsel to Chase Securities Inc. with respect to the validity and enforceability of certain transaction documents.

15.  Opinion of counsel to the APA Banks addressed to the Rating Agencies.

16. Opinions of local counsel to the Seller with respect to perfection and priority of the security interests in the Collateral.(1)

17. Opinion of local counsel to the Borrower, as to the formation of and other corporate matters relating to the Borrower, as to the enforceability of certain transaction documents and as to the enforceability, perfection and priority of the security interests in the Collateral.

18. The Opinion of Chris A. Choate, General Counsel of AmeriCredit Corp. as to pending and threatened litigation.

19. The Opinion of Chris A. Choate, General Counsel of AmeriCredit Corp. as to certain matters relating to the Receivables.


--------------------------
(1) Jurisdictions where such an opinion is required to include California, Texas and any other jurisdiction where financed vehicles securing more than 10% of the Receivables from time to time are titled.


                                     3.1-2

20. The Opinion of Chris A. Choate, General Counsel to AmeriCredit Corp., AFSI, and Borrower, with respect to corporate matters for each of the Seller, the Servicer and the Borrower.

21. Acknowledgment copy of financing statement on Form UCC-1 naming AFSI, as debtor, the Borrower, as secured party, and the Funding Agent, as assignee, filed with the Office of the Secretary of State of the State of Texas.

22. Acknowledgment copy of financing statement on Form UCC-1 naming the Borrower, as debtor, and the Funding Agent, as secured party, filed with the Secretaries of State of the States of Nevada and Texas.

23.  Letter(s) re: Wire Instructions.

24.  Rating Letters:

     a. Letters from Standard & Poor's and Moody's confirming PARCO's A-1/P-1 commercial paper ratings; and

     b.   VFN rating letter from Moody's.



                                     3.1-3

                                                                SCHEDULE 5.11 TO
                                                    SALE AND SERVICING AGREEMENT


                        PROCEDURES FOR DATA INTEGRITY REVIEWS


Capitalized terms are used as defined in Annex A to the Sale and Servicing Agreement.

SERVICER'S DETERMINATION DATE CERTIFICATES; Servicer's Receivables Sale Date Certificates

On the quarterly basis specified in Section 5.11 of the Sale and Servicing Agreement, the latest monthly Servicer's Determination Date Certificate should be selected as well as the most current Servicer's Receivables Sale Date Certificate. The line items should be reconciled including the raw data lines and the calculation of formulas within the statement.

FILE INTEGRITY

On a quarterly basis, a file integrity check will be conducted. This process will include pulling 100 files, chosen randomly, from the Receivables constituting Collateral during the specified three-month period. A completeness check should be performed to see that each of the following items is present in each selected Obligor file:

     -    fully executed original of the Contract evidencing the Receivable
     - evidence of credit approval by an authorized AmeriCredit employee is present on contract
     -    original executed credit application or copy of credit application
     - original lien certificate showing the security interest of AmeriCredit or the application therefor
     -    credit bureau report
     - agreement to provide insurance or a completed credit application showing evidence of insurance
     -    truth in lending disclosure statement
     -    contract is stamped with legend indicating assignment

DATA INTEGRITY

Additionally, for the selected files, the following fields should be checked to see that they appear accurately on the electronic installment loan database with respect to the security agreement, installment sale contract, title or application for title present in each obligor loan file:

     -    name of the obligor
     -    original amount financed (rounded to the nearest dollar)

     -    original term
     -    monthly payment amount
     -    the new or used status of the related Financed Vehicle
     -    VIN number
     -    annual percentage rate
     - APR should be recalculated using the APR recalculation program distributed by the Office of the Comptroller of the Currency and the accuracy rated to within 1/8 of one percent tolerance
     -    coding indicates assignment to the Funding Agent (Chase)

Within the installment loan database, the following items should be checked:

     -    the Receivable is not more than 30 days delinquent
     - as of the date of sale to the Borrower, the remaining maturity of the Receivable did not exceed 60 months
     -    the original maturity of the Receivable does not exceed 60 months
     - as of the date of sale to the Borrower, the receivable had remaining principal of no more than $30,000




                                   5.11-2

                                                                    EXHIBIT A TO
                                                    SALE AND SERVICING AGREEMENT

                              RECEIVABLES SALE AGREEMENT

SALE No. [____] of Receivables made this ___ day of ____________, 199_, pursuant to the Sale and Servicing Agreement, dated as of October 8, 1997 (the "Sale and Servicing Agreement"), among CP FUNDING CORP., a Nevada corporation ("CP Funding"), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation as Seller and as Servicer (the "Seller"), and The Chase Manhattan Bank, a New York banking corporation, as Backup Servicer and as Funding Agent.

                                 W I T N E S S E T H:

     WHEREAS pursuant to the Sale and Servicing Agreement, the Seller wishes to sell Receivables to CP Funding; and

     WHEREAS, CP Funding is willing to purchase such Receivables subject to the terms and conditions hereof.

     NOW, THEREFORE, CP Funding and the Seller hereby agree as follows:

     1. DEFINED TERMS. Capitalized terms used herein shall have the meanings ascribed to them in Annex A to the Sale and Servicing Agreement, unless otherwise defined herein.

     "Relevant Cutoff Date" shall mean, with respect to the Receivables sold hereby, ___________ ___, 199_.

     "Receivables Sale Date" shall mean, with respect to the Receivables sold hereby, the date hereof.

     2. SCHEDULE OF RECEIVABLES. Annexed hereto is a Schedule A listing the Receivables sold pursuant to this Receivables Sale Agreement on the Receivables Sale Date.

     3. SALE OF RECEIVABLES. In consideration of CP Funding's delivery to or upon the order of the Seller of $________, the Seller does hereby sell, transfer, assign, set over and otherwise convey to CP Funding, without recourse (except as expressly provided in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to:

          (a) the Receivables listed in Schedule A and all moneys received thereon, on and after the Relevant Cutoff Date;

          (b) all security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

          (c) all proceeds and all rights to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

          (d) all rights of the Seller against Dealers pursuant to Dealer Agreements and/or Dealer Assignments;

          (e) all rights under any Service Contracts on the related Financed Vehicles;

          (f)  the related Receivables Files;

          (g)  all proceeds of any and all of the foregoing.

     4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to CP Funding as of the Receivables Sale Date that:

     (a) SALE AND SERVICING AGREEMENT. The representations and warranties set forth in Sections 4.1 and 7.1 of the Sale and Servicing Agreement are true and correct with respect to the property sold pursuant to Section 3 hereof.

     (b) PRINCIPAL BALANCE. As of the Relevant Cutoff Date, the aggregate Principal Balance of the Receivables listed on Schedule A annexed hereto and sold to CP Funding pursuant to this Receivables Sale Agreement is $_______________.

     5. CONDITIONS PRECEDENT. The obligation of CP Funding to acquire the Receivables hereunder is subject to the satisfaction, on or prior to the Receivables Sale Date, of the following conditions precedent:

     (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Seller in Section 4 of this Receivables Sale Agreement and in Sections 4.1 and 7.1 of the Sale and Servicing Agreement shall be true and correct with respect to the property sold pursuant to Section 3 hereof as of the Receivables Sale Date.

     (b) SALE AND SERVICING AGREEMENT CONDITIONS. Each of the conditions set forth in Section 3.2 of the Sale and Servicing Agreement shall have been satisfied with respect to the property sold pursuant to Section 3 hereof.

     (c) ADDITIONAL INFORMATION. The Seller shall have delivered to CP Funding such information as was reasonably requested by CP Funding to satisfy itself as to the satisfaction of the conditions set forth in this Section 5.

     6. RATIFICATION OF AGREEMENT. As supplemented by this Receivables Sale Agreement, the Sale and Servicing Agreement, including without limitation
Section 2.2(b) thereof, is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Receivables Sale Agreement shall be read, taken and construed as one and the same instrument.

     7. COUNTERPARTS. This Receivables Sale Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

     8. GOVERNING LAW. THIS RECEIVABLES SALE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, CP Funding and the Seller have caused this Receivables Sale Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.


                                       CP FUNDING CORP.


                                       by__________________________
                                         Title:



                                       AMERICREDIT FINANCIAL SERVICES, INC.,
                                       Seller


                                       by___________________________
                                         Title:


Acknowledged:

THE CHASE MANHATTAN BANK,
as Funding Agent


by______________________________
  Title:

                                                                    EXHIBIT B TO
                                                    SALE AND SERVICING AGREEMENT

                  FORM OF SERVICER'S DETERMINATION DATE CERTIFICATE

                                     [To Follow]

                                                                  EXHIBIT B-1 TO
                                                    SALE AND SERVICING AGREEMENT


                  FORM OF SERVICER'S VFN PREPAYMENT DATE CERTIFICATE

                                     [To Follow]

                                                                    EXHIBIT C TO
                                                    SALE AND SERVICING AGREEMENT

                           FORM OF RECEIVABLES SALE NOTICE

                                     [To Follow]

                                                                    EXHIBIT D TO
                                                    SALE AND SERVICING AGREEMENT

                 FORM OF SERVICER'S RECEIVABLES SALE DATE CERTIFICATE

                                     [To Follow]

                                                                    EXHIBIT E TO
                                                    SALE AND SERVICING AGREEMENT


          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED EXCEPT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.


                                                            October ______, 1997


                              RECEIVABLES PURCHASE NOTE



     Capitalized terms used and not otherwise defined in this Receivables Purchase Note (this "Note") shall have the respective meanings assigned in the Sale and Servicing Agreement, dated as of October 8, 1997, among the AmeriCredit Financial Services Inc., as Seller, the Obligor (as defined below), as Purchaser, The Chase Manhattan Bank, as Funding Agent, and the other parties thereto (the "Sale and Servicing Agreement"). This Note is the Receivables Purchase Note referred to in the Sale and Servicing Agreement.

     CP FUNDING CORP., a Nevada corporation (the "Obligor"), for value received, hereby promises to pay to AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (together with any other permitted holder hereof the "Holder"), the principal amount hereof as set forth in Schedule I attached hereto together with any and all accrued and unpaid interest thereon in accordance with the terms set forth herein. Subject to the terms and conditions hereof, the principal amount then outstanding on this Note, together with any accrued and unpaid interest thereon, shall be due and payable on the Termination Date. Interest on the unpaid principal balance hereof from time to time outstanding shall accrue at a rate per annum equal to the Applicable Rate in effect during the relevant Collection Period, plus 2.5%, but not to exceed a rate per annum of 8.5%, computed on the basis of a 360-day year consisting of 30-day months and shall be payable on each Distribution Date.

     Principal and interest shall be payable in lawful money of the United States of America at the principal office of the Holder.

     The Obligor also shall pay interest at the rate referred to above on any overdue principal and (to the extent permitted by applicable law) on any overdue interest, from the date on which payment thereof is due until the obligation of the Obligor with respect to the payment thereof shall be discharged.

     The principal amount hereof shall be increased from time to time by the amount of advances made to the Obligor by AmeriCredit Financial Services Inc. in its discretion pursuant to the Sale and Servicing Agreement; PROVIDED, HOWEVER, that the principal amount hereof after giving effect to any particular sale of Receivables and any related advance hereunder, shall not exceed 7% of the Pool Balance.

     Subject to the restrictions set forth below, this Note may be prepaid in whole or in part, at any time or from time to time, without premium or penalty.

     The rights of the Holder to receive payment with respect to this Note shall not be subject to any offset by Obligor.

     No delay or omission on the part of the Holder in exercising any rights hereunder shall operate as a waiver of such right or any other right of such Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

     The Obligor hereby waives presentment, demand, protest and notice of every kind, and the Obligor assents to any extension or postponement of the time of payment or any other indulgence, to the addition of any collateral that at any time may be security for payment of this Note and to the substitution, release, or addition of any party that may, from time to time, be primarily or secondarily obligated for the payment of this Note.

     The Obligor shall pay on demand all costs, including court costs and reasonable attorneys' fees paid or incurred by the holder hereof in enforcing this Note upon default.

     If any payment or distribution of any kind is collected or received by the Holder under this Note when pursuant hereto such payment should not have been made to or received by the Holder, the Holder forthwith shall deliver the same to the Funding Agent for the benefit of the Secured Parties. Until so delivered, such payment or distribution shall be held in trust by the Holder as the property of the Secured Parties, segregated from other funds and property held by the Holder.

     PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO THE FOLLOWING TERMS, CONDITIONS AND RESTRICTIONS, TO WHICH EACH HOLDER OF THIS NOTE SHALL BE DEEMED TO HAVE AGREED BY ITS ACCEPTANCE HEREOF:

     (1) PAYMENT OF ANY AMOUNTS DUE HEREUNDER SHALL BE SUBJECT AND SUBORDINATE TO THE PAYMENT OF THE VFN AND OTHER SECURED OBLIGATIONS PURSUANT TO THE SECURITY AGREEMENT, AND SHALL BE MADE ONLY OUT OF AVAILABLE FUNDS OF THE OBLIGOR

     THAT ARE NOT REQUIRED TO BE USED TO MAKE ANY PAYMENTS THEN DUE AND OWING TO THE SECURED PARTIES;

     (2) IN NO EVENT SHALL ANY PAYMENT BE MADE (OR BE CLAIMED) ON ANY DATE IF A TERMINATION EVENT OR POTENTIAL TERMINATION EVENT HAS OCCURRED AND IS CONTINUING ON SUCH DATE (OR WOULD OCCUR AS A RESULT OF SUCH PAYMENT); AND

     (3) PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE DATE OF TERMINATION OF THE SECURITY AGREEMENT PURSUANT TO SECTION 4.5 THEREOF, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST THE OBLIGOR, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY, OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE OBLIGOR AGREES THAT ANY ACTION ON THIS NOTE MAY BE BROUGHT IN THE FEDERAL OR STATE COURTS IN THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the Obligor has caused this Note to be signed as of the date above written.


                         CP FUNDING CORP.


                         By:____________________________

                         Name:_________________________

                         Title:__________________________

                                                                   Schedule I to
                                                       RECEIVABLES PURCHASE NOTE



               RECEIVABLES PURCHASE ADVANCES AND PAYMENTS OF PRINCIPAL


                                       Amount of        Unpaid
                 Amount of            Principal         Principal
                 Notation
Date             Advances               Repaid          Balance
-----            ---------             --------         --------
                  Made By
                 --------
